                            [Bird in Circle Symbol]

                                 COLUMBIA FUNDS

                         INVESTMENT GUIDE AND PROSPECTUS


                                February 25, 2002


                           COLUMBIA COMMON STOCK FUND
                              COLUMBIA GROWTH FUND
                        COLUMBIA INTERNATIONAL STOCK FUND
                              COLUMBIA SPECIAL FUND
                             COLUMBIA SMALL CAP FUND
                        COLUMBIA REAL ESTATE EQUITY FUND
                            COLUMBIA TECHNOLOGY FUND
                          COLUMBIA STRATEGIC VALUE FUND
                             COLUMBIA BALANCED FUND
                          COLUMBIA SHORT TERM BOND FUND
                      COLUMBIA FIXED INCOME SECURITIES FUND
                      COLUMBIA NATIONAL MUNICIPAL BOND FUND
                       COLUMBIA OREGON MUNICIPAL BOND FUND
                            COLUMBIA HIGH YIELD FUND
                          COLUMBIA DAILY INCOME COMPANY

DEAR INVESTOR:

We are pleased to present the Columbia Funds 2002 Prospectus. Whether you want to open a new account or add to an existing account, all you need to know about investing with Columbia is available in the following pages.


We'd like to call your attention to Columbia Small Cap Fund, which has announced its intention to close to new investors on March 1, 2002. The Fund is closing in an effort to preserve the manager's ability to deliver competitive performance. Once assets reach a significant level, it becomes more challenging for an investment manager to run a small cap fund effectively. Since small cap companies tend to have small trading volumes, it can be difficult to buy and sell large blocks of stock without causing erratic or abrupt price movements. The Fund has grown steadily since its inception in 1996, thanks to competitive performance and strong cash flows. Consequently, the Fund's Board of Directors and Investment Team believe that closing the Fund is in the best interest of our current shareholders. For details about the Fund's closure and exceptions for accepting new investments, please refer to page 54 of the prospectus. You may also find more information, as well as other news about the Columbia Funds, at www.columbiafunds.com.

As always, Columbia seeks to provide shareholders with a broad range of investment opportunities. We are committed to pursuing above-average, long-term investment returns while managing downside risk. To gain a better understanding of the Funds' investment goals and strategies, as well as performance history and expenses, we encourage you to review the prospectus carefully. If you have any questions, please call 1-800-547-1707, and an Investor Services Representative would be happy to assist you.


Thank you for your interest in Columbia Funds.

Sincerely,



/s/ Thomas L. Thomsen                          /s/ Jeff B. Curtis
------------------------------------           ---------------------------------
Thomas L. Thomsen                              Jeff B. Curtis
Chairman and Chief Executive Officer           President
Columbia Funds Management Company              Columbia Funds Management Company



                             Not part of Prospectus

                              1
                             Not part of Prospectus



                              THE COLUMBIA FAMILY
                               of  NO-LOAD FUNDS
--------------------------------------------------------------------------------


By sharing the
cost of paying for
experienced money
managers, mutual
fund shareholders
receive professional
financial management
at a lower cost.
                                                    INTRODUCING  COLUMBIA  FUNDS

Columbia Funds are managed for high quality investment results with a commitment to personalized service and low cost. At Columbia, you'll pay no commissions or 12b-1 fees that reduce your investment return. That means all your money goes to work for you. With over 30 years of serving savvy investors, Columbia was one of the first investment managers to provide no-load mutual funds. Today, we are proud to offer a family of 15 mutual funds designed to meet a wide range of investment objectives.

THE BENEFITS OF MUTUAL FUND INVESTING

A mutual fund offers many advantages that are not available to individual investors, such as professional financial management, greater convenience, and lower cost.

If you were to invest directly in all the securities held by your fund, for example, the recordkeeping and tax reporting would be overwhelming. But with mutual funds, shareholders essentially hire a team of experts to manage and track their money. These experts range from the individual analysts who study and research the securities held by your fund, to the accountants who measure your fund's performance and prepare your financial reports. This approach to investing gives all shareholders of a mutual fund the kind of professional services they desire, at a cost they can afford.

Best of all, mutual funds, by their nature, are diversified investment vehicles. Mutual funds generally invest among many different sectors and securities simultaneously, which reduces the risk of investing in a single security and provides more diversification then any investor could hope to achieve on his or her own.

INTRODUCING COLUMBIA FUNDS

No matter what your investment objective, risk tolerance or time frame, you can build a portfolio to effectively meet your needs with Columbia Funds. The attached prospectus describes the Funds in full detail, helping you meet your investment objectives today and in the future.

                              2
                             Not part of Prospectus



                               INVESTMENT REWARDS
--------------------------------------------------------------------------------
               [LINE GRAPH OF A ONE-DOLLAR INVESTMENT 1926-2001]

[TABLE OF AVERAGE ANNUAL TOTAL RETURNS 1926-2001]
Since stocks have
historically provided
the highest
investment returns
compared to other
assets, they may
provide you with the
best opportunity for
long-term growth.


SMALL COMPANY STOCKS........................................  $7,860.05   12.5%
LARGE COMPANY STOCKS........................................  $2,279.13   10.7%
LONG-TERM GOVERNMENT BONDS..................................  $   50.66    5.3%
U.S. TREASURY BILLS.........................................  $   17.20    3.8%
INFLATION...................................................  $    9.87    3.1%


Generally speaking, the more risk you are willing to accept, the greater your potential for higher returns. As the chart below illustrates, stocks have experienced the greatest long-term investment results, but with a higher degree of volatility or short-term price risk.

SMALL COMPANY STOCKS are represented by the fifth capitalization quintile of stocks on the New York Stock Exchange for the period 1926 through 1981, and the performance of the Dimensional Fund Advisors (DFA) Small Company Fund thereafter. LARGE COMPANY STOCKS are represented by the Standard & Poor's 500 Stock Index, which is an unmanaged index generally considered to be representative of the U.S. stock market. LONG-TERM GOVERNMENT BONDS are represented by a one-bond portfolio with a maturity near 20 years. Long-term government bonds are backed by the full faith and credit of the U.S. Government. TREASURY BILLS are represented by rolling over each month, a one-bill portfolio containing, at the beginning of each month, the bill having the shortest maturity not less than one month. Treasury Bills are generally considered to be representative of cash-equivalent investments. INFLATION is represented by the Consumer Price Index.

Past performance, of course, cannot guarantee future results, but many investors find it helpful in making their investment decisions. These indices are not available for direct investment by investors, and their performance is not intended to imply past or future performance of any investment, including Columbia Funds.


Source: Stocks, Bonds, Bills and Inflation(R) 2002 Yearbook, (C)2002 Ibbotson Associates, Inc. Based on copyrighted works by Ibbotson and Sinquefield.

Used with permission. All rights reserved.

                              3
                    Not part of Prospectus



                                INVESTMENT RISK
--------------------------------------------------------------------------------

                                                    INTRODUCING  COLUMBIA  FUNDS

Investing involves risk in order to achieve return. Mutual fund investing can involve different kinds of risk depending upon your personal circumstances and the type of fund in which you invest. With a thorough understanding of the risks associated with your funds, you can build a portfolio that best meets your needs while improving your chances for greater return.

                           -- MARKET/DOWNSIDE RISK --
Market risk refers to the possibility of loss to your investment. Economic factors such as recession, inflation and changing interest rates can all influence stock and bond markets, thus affecting the value of your investment. Stock prices may fluctuate in response to the activities and financial prospects of the issuing company. The degree to which your investment fluctuates determines how volatile it is. As a general rule, the greater the volatility of your investment, the greater its potential for higher long-term returns.

                            -- INTEREST RATE RISK --

Interest rate risk refers to the effect that fluctuations in interest rates have on existing bonds. Since bonds are issued with a fixed rate of interest, their day-to-day value fluctuates in response to changes in current interest rates. When interest rates go up, the value of an existing bond goes down because it is paying a lower rate than what investors could obtain in the current market. When interest rates go down, existing bonds increase in value because they are paying a higher rate than newly issued bonds.


                               -- CREDIT RISK --
Credit risk refers to the ability of a bond issuer to meet its principal and interest payments when due. If a company that issues a bond experiences financial difficulty or fails, the bondholders may not be paid the promised interest or the full amount of their principal. In exchange for greater safety, however, higher quality bonds are issued with a lower interest rate. Likewise, lower quality bonds generally pay a higher interest rate to compensate investors for greater credit risk.

                              -- INFLATION RISK --
Inflation poses a risk to investors who invest exclusively in fixed income instruments, such as bond or money market funds, because there is a chance that the returns on these instruments may not keep pace with inflation. Inflation represents the rising cost of goods and services over time.

                            -- INTERNATIONAL RISK --

Investing outside the United States adds another element of risk to your portfolio. While foreign markets offer investment opportunity and diversification, they may be less mature and less regulated than U.S. financial markets. The issuer of an international security may be subject to greater political or economic uncertainty, and foreign securities can also gain or lose value when converted from one currency to another. All these factors may affect volatility and returns of a mutual fund investing in foreign securities.

                              4
                             Not part of Prospectus



                        THE KEYS TO SUCCESSFUL INVESTING
--------------------------------------------------------------------------------

The key to successful investing is to balance the amount of risk in your portfolio with your desired investment objective, your investment time frame, and your personal tolerance for risk.

MUTUAL FUND SHARES ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL ENTITY; ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK; AND INVOLVE RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.


No matter what investment you choose, there are never any guarantees about your ultimate performance results. But there are strategies you can follow to help manage risk, improve your chances for accumulating wealth and pursue your financial goals with greater confidence.

                                -- DIVERSIFY --
It is possible to offset the risks of one type of investment by simultaneously spreading your dollars among other investments. In this way, you balance the greater price volatility of stocks, for example, with the more stable, income-generating nature of bonds. This is called diversification. Diversification also can be accomplished by investing broadly within a particular type of asset, such as investing in several different stock funds at one time -- like a large stock fund, a small stock fund and an international stock fund.

                             -- STAY THE COURSE --

To benefit from all that a diversified investment portfolio has to offer, it's best to focus on the long term. Attempting to chase returns through frequent buying and selling of fund shares can be a risky business. Investors who seek "home runs" with their investments put themselves at risk to "strike outs." This kind of investment strategy can take its toll on your long-term performance results. Investors with a long-term horizon -- at least five years -- should be less concerned about short-term volatility and should be better equipped to ride out the market's normal ups and downs.

                             -- INVEST REGULARLY --
Another effective way to maximize your portfolio's growth potential and manage risk is to invest regularly, regardless of what is happening in the markets. As prices go down, your regular investment will buy more shares. When prices rise, you will buy less shares, but the shares you already own will increase in value. This well-known technique is called dollar cost averaging. Of course, a program of regular investing cannot guarantee a profit or protect against loss in a declining market, but it can help you develop the necessary discipline to build wealth for the future.

                                                             TABLE  OF  CONTENTS

                               FEBRUARY 25, 2002
                                   PROSPECTUS
--------------------------------------------------------------------------------
                               TABLE OF CONTENTS


INTRODUCTION                 1        A TEAM APPROACH TO INVESTING
                             2        RISK OF INVESTING IN MUTUAL FUNDS
------------------------------------------------------------------------------
INFORMATION                  2        STOCK FUND INVESTING
ABOUT                        3        BOND FUND INVESTING
COLUMBIA FUNDS               4        COLUMBIA COMMON STOCK FUND
                             7        COLUMBIA GROWTH FUND
                             10       COLUMBIA INTERNATIONAL STOCK FUND
                             13       COLUMBIA SPECIAL FUND
                             16       COLUMBIA SMALL CAP FUND*
                             19       COLUMBIA REAL ESTATE EQUITY FUND
                             22       COLUMBIA TECHNOLOGY FUND
                             26       COLUMBIA STRATEGIC VALUE FUND
                             29       COLUMBIA BALANCED FUND
                             32       COLUMBIA SHORT TERM BOND FUND
                             35       COLUMBIA FIXED INCOME SECURITIES FUND
                             38       COLUMBIA NATIONAL MUNICIPAL BOND FUND
                             41       COLUMBIA OREGON MUNICIPAL BOND FUND
                             44       COLUMBIA HIGH YIELD FUND
                             47       COLUMBIA DAILY INCOME COMPANY
------------------------------------------------------------------------------
MANAGEMENT                   49       COLUMBIA INVESTMENT TEAM
------------------------------------------------------------------------------
INVESTOR                     52       INSTRUCTIONS FOR ACCOUNTS
SERVICES                     54       PURCHASING SHARES
                             55       SELLING (REDEEMING) SHARES
                             56       IMPORTANT FUND POLICIES
                             60       DISTRIBUTIONS AND TAXES
------------------------------------------------------------------------------
MORE ABOUT                   63       PORTFOLIO SECURITIES
THE FUNDS                    66       MORE ABOUT RISKS



*Effective March 1, 2002, the Fund is closed to new investors. For information, see "Purchasing Shares" on page 54.



As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed on the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                              THE COLUMBIA FAMILY
                               of  NO-LOAD FUNDS

                           COLUMBIA COMMON STOCK FUND
--------------------------------------------------------------------------------
                              COLUMBIA GROWTH FUND
--------------------------------------------------------------------------------
                       COLUMBIA INTERNATIONAL STOCK FUND
--------------------------------------------------------------------------------
                             COLUMBIA SPECIAL FUND
--------------------------------------------------------------------------------
                            COLUMBIA SMALL CAP FUND
--------------------------------------------------------------------------------
                        COLUMBIA REAL ESTATE EQUITY FUND
--------------------------------------------------------------------------------
                            COLUMBIA TECHNOLOGY FUND
--------------------------------------------------------------------------------
                         COLUMBIA STRATEGIC VALUE FUND
--------------------------------------------------------------------------------
                             COLUMBIA BALANCED FUND
--------------------------------------------------------------------------------
                         COLUMBIA SHORT TERM BOND FUND
--------------------------------------------------------------------------------
                     COLUMBIA FIXED INCOME SECURITIES FUND
--------------------------------------------------------------------------------
                     COLUMBIA NATIONAL MUNICIPAL BOND FUND
--------------------------------------------------------------------------------
                      COLUMBIA OREGON MUNICIPAL BOND FUND
--------------------------------------------------------------------------------
                            COLUMBIA HIGH YIELD FUND
--------------------------------------------------------------------------------
                         COLUMBIA DAILY INCOME COMPANY
--------------------------------------------------------------------------------

                                  INTRODUCTION
--------------------------------------------------------------------------------
Individual
analysts track specific
market sectors or
industries, identifying
securities within
those areas that are
expected to reward
shareholders.
                                                                    INTRODUCTION

This Prospectus is designed to provide you with important information about investing in Columbia Funds. Each Fund is presented separately with descriptions of the following:

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
       ---------------------------------------------
       INVESTMENT RISKS [FIRE SYMBOL]
       ---------------------------------------------
       WHO SHOULD INVEST? [FACES SYMBOL]
       ---------------------------------------------
       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
       ---------------------------------------------
       EXPENSES [PERCENT SIGN SYMBOL]
       ---------------------------------------------
       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
       ---------------------------------------------

For additional information about the strategies and risks of the Funds, please refer to "More About the Funds" in the back of this Prospectus.

A TEAM APPROACH TO INVESTING
Columbia takes a unique approach to investing, where all Funds are managed using the expertise of the entire Investment Team. Through this team effort, individual analysts and portfolio managers have responsibility for tracking specific sectors or industries of the market, identifying securities within those areas that are expected to reward shareholders. This investment strategy is an integral part of security selection for all Funds.

As part of its active management, Columbia's Investment Team meets weekly to review and discuss the dynamics of the overall investment and economic environment, taking into account broad indicators such as economic growth, inflation, interest rates, monetary policy, demographics and money flows. This evaluation leads to the development of broad investment themes, which create a framework for industry and stock selection, as well as the selection of market capitalizations for certain funds. Investment themes are based on the review and discovery of changes in the environment that may not yet be widely recognized or understood by the rest of the investment community. Themes are also developed based on secular trends that the Investment Team sees unfolding over a long period of time.

For the equity investment team, this "top down" overview is combined with a thorough review of market sectors and securities within those sectors. This process includes a bottom-up review of individual companies. The equity investment team looks at factors such as financial condition, quality of management, industry dynamics, earnings growth, profit margins, sales trends, dividend payment history and potential, price/earnings and price/book ratios, as well as investments in research and development.



The fixed income team uses a top down approach to determine sector emphasis between different types of fixed income instruments. Like the equity investment team, Columbia's fixed income team is made up of various specialists who have responsibility for analyzing and selecting particular securities. The fixed income team works to appropriately shift emphasis between levels of quality, maturity, coupon and types of debt instruments based on their relative attractiveness. The fixed income team uses a proprietary horizon analysis model to gauge the performance of different bonds and the portfolios under various interest rate scenarios. Also, bottom-up security analysis is undertaken to consider the credit worthiness of issuers, particularly for bonds with below investment-grade credit ratings.


RISK OF INVESTING IN MUTUAL FUNDS


Mutual funds are not bank deposits and are not insured or endorsed by any bank, government agency or the FDIC. The value of your investment will likely fluctuate. Because you could lose money by investing in mutual funds, please be sure to read all the risk disclosure carefully before investing. The description of each Fund contains a discussion of principal investment risks, and a more detailed discussion of risks is available beginning on page 66, "More about Risks."


                        INFORMATION ABOUT COLUMBIA FUNDS
--------------------------------------------------------------------------------

STOCK FUND INVESTING


Columbia's stock funds invest principally in the stocks of public companies. Companies sell shares of stock to help finance their business. Returns on stocks are earned through a combination of dividends paid on each share and any increase or decrease in the market price of the shares. The smaller the market capitalization of a company (the total value of a company's outstanding stock), generally the less likely it will pay dividends. That's because companies with small market capitalizations tend to use excess earnings to help fund growth. The investment strategy of a number of the equity funds described in this Prospectus is shaped, in part, by the market capitalization of the companies in which the Funds may invest.

                                             INFORMATION  ABOUT  COLUMBIA  FUNDS

Generally, stock fund returns fluctuate more than bond and money market fund returns, but stocks historically have offered investors the most long-term growth. Columbia's stock funds vary in their level of risk or volatility, depending upon the types and average market capitalization of the stocks they hold. As a general rule, the smaller a company's market cap, the more volatile its stock price is likely to be.

BOND FUND INVESTING

Bonds are often called fixed income investments because they earn a fixed rate of interest. Bonds are issued by corporations as well as by local, state and federal governments and their agencies to raise money. The issuer of a bond is borrowing money from investors. A bond represents a promise to pay back this money (referred to as principal or face amount) at a specified time (maturity date), plus a specified amount of interest (coupon).

Investment return on a bond is earned through the payment of interest and any price appreciation or depreciation if the bond is sold before maturity. Most bonds pay interest every six months. Because bond funds consist of many bonds that are bought and sold on an ongoing basis, a bond fund investment does not have a maturity date and does not earn a fixed interest rate. In addition, the share price of a bond fund fluctuates daily to reflect the current value of all bonds in the fund. The maturities of all the bonds within a bond fund can be combined to determine its average maturity. Generally, the longer the average maturity of a bond fund portfolio, the more sensitive its net asset value to changes in interest rates.

Another distinguishing characteristic of a bond fund is its average credit quality. Generally, the lower the credit quality of bonds in a portfolio, the more sensitive the fund's net asset value to the activities and financial prospects of the companies issuing the bonds, as well as to general economic and market conditions.

While bonds have not generated as high an investment return as stocks over time, their returns are generally less volatile.

COLUMBIA COMMON STOCK FUND
-----------------------------------------------------------------------------

       GOAL AND STRATEGY [Man w/ telescope symbol]
--------------------------------------
The Fund seeks capital appreciation by investing, under normal market conditions, at least 80% of its assets in stocks of large-cap, well-established companies. Many of the Fund's stocks have a history of paying level or rising dividends and are expected to continue paying dividends.


The Fund may also invest, to a limited extent, in foreign securities, including American Depositary Receipts.


       INVESTMENT RISKS [Fire Symbol]
------------------------------------
This Fund has stock market risk, which means the Fund's stocks may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions. You could lose money as a result of your investment.


Sector risk refers to the chance that the Fund's returns could be hurt significantly by problems affecting a particular market sector. With a potentially significant portion of the Fund's total assets invested in technology stocks, sector risk may be high for the Fund.


When the Fund invests in foreign issuers, its total return may be affected by fluctuations in currency exchange rates or political or economic conditions in a particular country.

       WHO SHOULD INVEST? [Faces Symbol]
-----------------------------------------
This Fund is most appropriate for:

- Long-term investors

- Investors seeking a large-cap fund to balance their bond or small- and mid-cap stock portfolios

- Those willing to accept short-term price fluctuations

       HISTORICAL PERFORMANCE [Graph Symbol]
------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table on page 5 compares Fund performance over time (before and after taxes) to a broad market index. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

                       [BAR CHART NUMBERS IN PERCENTAGES]

1992                                                                              9.99
1993                                                                             16.44
1994                                                                              2.06
1995                                                                             30.84
1996                                                                             20.71
1997                                                                             25.37
1998                                                                             26.28
1999                                                                             25.76
2000                                                                             -5.73
2001                                                                            -17.60

BEST QUARTER: 4Q '98 at 23.30%        WORST QUARTER: 3Q '01 at -17.43%

                                                                    STOCK  FUNDS

       HISTORICAL PERFORMANCE (CONT.) [Graph Symbol]
----------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                      1 Year       5 Years      10 Years
 Columbia Common Stock Fund                           -17.60%       9.11%         12.31%
   Return After Taxes on Distributions                -17.72%       6.95%          9.92%
   Return After Taxes on Distributions and Sale of    -10.70%       7.10%          9.57%
    Fund Shares
--------------------------------------------------
 S&P 500 Index                                        -11.88%      10.70%         12.93%
   (reflects no deductions for fees, expenses or taxes)
--------------------------------------------------


The S&P 500 is an unmanaged index generally considered representative of the U.S. stock market.


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).


       EXPENSES [Percent Sign Symbol]
-----------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)

 Management Fees                                        0.60%
 Distribution and/or Service (12b-1) Fees                None
 Other Expenses                                         0.20%
             Total Annual Fund Operating Expenses       0.80%

This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.

1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $82       $255     $444     $990

       FINANCIAL HIGHLIGHTS [Money bag Symbol]
------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                                     2001          2000          1999          1998          1997
                                                                   ------        ------        ------        ------        ------
NET ASSET VALUE, BEGINNING OF YEAR.........................        $24.34        $28.90        $24.40        $22.02        $19.26
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss)..............................          0.07         (0.01)         0.03          0.09          0.29
 Net realized and unrealized gains (losses) on
   investments.............................................         (4.35)        (1.54)         6.25          5.68          4.58
---------------------------------------------------------------------------------------------------------------------------------
 Total from investment operations..........................         (4.28)        (1.55)         6.28          5.77          4.87
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income......................         (0.07)            -         (0.03)        (0.13)        (0.27)
 Distributions from capital gains..........................         (0.02)        (3.01)        (1.75)        (3.26)        (1.84)
---------------------------------------------------------------------------------------------------------------------------------
 Total distributions.......................................         (0.09)        (3.01)        (1.78)        (3.39)        (2.11)
NET ASSET VALUE, END OF YEAR...............................        $19.97        $24.34        $28.90        $24.40        $22.02
TOTAL RETURN...............................................       -17.60%        -5.73%        25.76%        26.28%        25.37%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).....................      $681,397      $895,134      $959,910      $797,147      $783,906
Ratio of expenses to average net assets....................         0.80%         0.75%         0.77%         0.80%         0.77%
Ratio of net investment income (loss) to average net
 assets....................................................         0.32%       (0.05)%         0.09%         0.56%         1.37%
Portfolio turnover rate....................................          114%          104%           97%          141%           90%

COLUMBIA GROWTH FUND
-------------------------------------------------------------

                                                                    STOCK  FUNDS

       GOAL AND STRATEGY [Man w/ telescope symbol]
--------------------------------------

The Fund seeks capital appreciation by investing, under normal market conditions, in stocks of companies expected to experience long-term, above average earnings growth. These companies, as compared to the overall market, tend to have attractive valuations, strong competitive positions within their industry groups and the ability to grow using internal resources. The Fund intends to focus on growth stocks, which generally trade with higher price/earnings ratios, reflecting investors' willingness to pay a higher share price for potentially steady or higher earnings growth.



The Fund may also invest, to a limited extent, in foreign securities, including American Depositary Receipts.


       INVESTMENT RISKS [Fire Symbol]
------------------------------------
This Fund has stock market risk, which means the Fund's stocks may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions. You could lose money as a result of your investment.


Sector risk refers to the chance that the Fund's return could be hurt significantly by problems affecting a particular market sector. With a potentially significant portion of the Fund's total assets invested in technology stocks, sector risk may be high for the Fund.


When the Fund invests in foreign issuers, its total return may be affected by fluctuations in currency exchange rates or political or economic conditions in a particular country.

Because it concentrates on growth stocks, the Fund is subject to the risk that growth stocks may be out of favor with investors for an extended period of time.

       WHO SHOULD INVEST? [Faces Symbol]
-----------------------------------------
This Fund is most appropriate for:

- Long-term investors

- Investors seeking a fund with a growth investment strategy

- Those willing to accept short-term price fluctuations

       HISTORICAL PERFORMANCE [Graph Symbol]
------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table compares Fund performance over time (before and after taxes) to a broad market index and an index with a similar investment strategy. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

[BAR CHART NUMBERS IN PERCENTAGES]

1992                                                                             11.82
1993                                                                             13.01
1994                                                                             -0.63
1995                                                                             32.98
1996                                                                             20.80
1997                                                                             26.32
1998                                                                             30.34
1999                                                                             26.02
2000                                                                             -7.94
2001                                                                            -21.40

BEST QUARTER: 4Q '98 at 25.59%        WORST QUARTER: 3Q '01 at -22.01%

 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                     1 Year        5 Years       10 Years
 Columbia Growth Fund                                -21.40%        8.47%         11.72%
   Return After Taxes on Distributions               -21.47%        6.45%          8.85%
   Return After Taxes on Distributions and Sale      -12.96%        6.74%          8.80%
    of Fund Shares
-------------------------------------------------
 S&P 500 Index                                       -11.88%       10.70%         12.93%
   (reflects no deductions for fees, expenses or taxes)
-------------------------------------------------
 Russell 1000 Growth Index                           -20.42%        8.27%         10.80%
   (reflects no deductions for fees, expenses or taxes)
-------------------------------------------------


The S&P 500 is an unmanaged index generally considered representative of the U.S. stock market. The Russell
1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).

       EXPENSES [Percent Sign Symbol]
-----------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)

 Management Fees                                        0.56%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.16%
             Total Annual Fund Operating Expenses       0.72%

                                                                    STOCK  FUNDS

       EXPENSES (CONT.) [Percent Sign Symbol]

---------------------------------
This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.

1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $74       $230     $401     $894

       FINANCIAL HIGHLIGHTS [Money bag Symbol]
------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                                 2001         2000         1999         1998         1997
                                                               ------       ------       ------       ------       ------
NET ASSET VALUE, BEGINNING OF YEAR...................          $40.07       $48.91       $42.51       $34.34       $30.74
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss)........................           (0.02)       (0.08)       (0.03)        0.03         0.19
 Net realized and unrealized gains (losses) on
   investments.......................................           (8.55)       (3.49)       11.09        10.39         7.90
-------------------------------------------------------------------------------------------------------------------------
 Total from investment operations....................           (8.57)       (3.57)       11.06        10.42         8.09
-------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income................               -            -        (0.00)*      (0.08)       (0.17)
 Distributions from capital gains....................           (0.15)       (5.27)       (4.66)       (2.17)       (4.32)
-------------------------------------------------------------------------------------------------------------------------
 Total distributions.................................           (0.15)       (5.27)       (4.66)       (2.25)       (4.49)
NET ASSET VALUE, END OF YEAR.........................          $31.35       $40.07       $48.91       $42.51       $34.34
TOTAL RETURN.........................................         -21.40%       -7.94%       26.02%       30.34%       26.32%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands)...............      $1,325,844   $1,919,227   $2,160,739   $1,753,024   $1,324,918
Ratio of expenses to average net assets..............           0.72%        0.65%        0.65%        0.68%        0.71%
Ratio of net investment income (loss) to average net
 assets..............................................         (0.07)%      (0.18)%      (0.07)%        0.21%        0.55%
Portfolio turnover rate..............................            122%         114%         118%         105%          96%


* Amount represents less than $0.01 per share.

COLUMBIA INTERNATIONAL STOCK FUND
--------------------------------------------------------------------------------

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
--------------------------------------
The Fund seeks long-term capital appreciation by investing, under normal market conditions, at least 80% of its total assets in stocks issued by companies from at least three countries outside the U.S. While the Fund's investments are not limited by market capitalization, the Fund intends to invest primarily in companies considered to be large and well-established, based on standards of the applicable country or foreign market. Most of the Fund's stocks will be denominated in foreign currencies. This means that their value will be affected by changes in the exchange rate between the U.S. dollar and foreign currencies.



The Fund intends to invest principally in the equity securities of companies located in the following countries: Australia, Brazil, Canada, China, Denmark, Finland, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, The Netherlands, New Zealand, Norway, Singapore, South Korea, Spain, Sweden, Switzerland, Taiwan, Thailand and the United Kingdom.


The Fund may also invest in securities convertible into or exercisable for stock (including preferred stock, warrants and debentures) and certain options and financial futures contracts.


       INVESTMENT RISKS [FIRE SYMBOL]
------------------------------------
This Fund has stock market risk and foreign investment risk. You could lose money as a result of your investment.

Stock market risk means the Fund's stocks may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions.


Foreign investment risk means the Fund's portfolio may decline in value due to the risks associated with international investing, such as:


- Changes in currency exchange rates

- Foreign taxes that could reduce returns


- Potential political or economic instability of the country of the issuer, especially in emerging or developing countries


- Lack of uniform accounting, auditing and financial reporting standards, with less governmental regulation and oversight than U.S. companies

- Less liquidity than U.S. securities

- Less public information compared to U.S. companies


       WHO SHOULD INVEST? [FACES SYMBOL]
-----------------------------------------
This Fund is appropriate for:

- Long-term investors

- Those seeking stock market diversification outside the U.S.

- Those willing to accept substantial price fluctuations

                                                                    STOCK  FUNDS

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------


The bar chart below illustrates how the Fund's total return has varied from year to year, while the table compares Fund performance over time (before and after taxes) to a broad market index. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

[BAR CHART NUMBERS IN PERCENTAGES]

1993                                                                             33.37
1994                                                                             -2.47
1995                                                                              5.15
1996                                                                             16.59
1997                                                                             11.47
1998                                                                             12.83
1999                                                                             57.93
2000                                                                            -22.64
2001                                                                            -18.47

BEST QUARTER: 4Q '99 at 34.96%        WORST QUARTER: 3Q '98 at -17.69%

 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                                                 Inception
                                                     1 Year        5 Years       (10/1/92)
 Columbia International Stock Fund                   -18.47%        4.61%          7.79%
   Return After Taxes on Distributions               -18.39%        2.84%          6.26%
   Return After Taxes on Distributions and Sale      -11.14%        3.62%          6.19%
    of Fund Shares
-------------------------------------------------
 MSCI EAFE Index                                     -21.21%        1.17%          6.13%
   (reflects no deductions for fees, expenses or taxes)
-------------------------------------------------


The MSCI EAFE Index (Morgan Stanley Capital
International Europe, Australasia and Far East Index) is an unmanaged index representing major stock markets in Europe, Australasia and the Far East.


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).


       EXPENSES [PERCENT SIGN SYMBOL]
------------------------------------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)


 Management Fees                                        1.00%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.56%
             Total Annual Fund Operating Expenses       1.56%

       EXPENSES (CONT.) [PERCENT SIGN SYMBOL]
---------------------------------------------------
This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.


1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $159      $493     $850     $1,856



       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
----------------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                                     2001          2000          1999          1998          1997
                                                                   ------        ------        ------        ------        ------
NET ASSET VALUE, BEGINNING OF YEAR.........................        $14.77        $22.81        $15.45        $13.70        $13.86
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss)..............................          0.01         (0.04)        (0.05)        (0.00)*        0.03
 Net realized and unrealized gains (losses) on investments
   and foreign currency transactions.......................         (2.74)        (5.17)         9.00          1.76          1.56
---------------------------------------------------------------------------------------------------------------------------------
 Total from investment operations..........................         (2.73)        (5.21)         8.95          1.76          1.59
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Distributions from net investment income..................         (0.01)            -             -             -             -
 Distributions from capital gains..........................             -         (2.83)        (1.59)        (0.01)        (1.75)
---------------------------------------------------------------------------------------------------------------------------------
 Total distributions.......................................         (0.01)        (2.83)        (1.59)        (0.01)        (1.75)
NET ASSET VALUE, END OF YEAR...............................        $12.03        $14.77        $22.81        $15.45        $13.70
TOTAL RETURN...............................................       -18.47%       -22.64%        57.93%        12.83%        11.47%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).....................      $135,626      $175,316      $239,223      $134,193      $146,281
Ratio of expenses to average net assets....................         1.56%         1.42%         1.48%         1.56%         1.62%
Ratio of net investment income (loss) to average net
 assets....................................................         0.06%       (0.19)%       (0.35)%       (0.02)%         0.19%
Portfolio turnover rate....................................          130%          112%           94%           74%          122%


* Amount represents less than $0.01 per share.

COLUMBIA SPECIAL FUND
------------------------------------------------------------

                                                                    STOCK  FUNDS

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
---------------------------------------------------------
The Fund seeks significant capital appreciation by investing primarily in the stocks of small- and mid-cap companies. The Fund may invest in special situations such as initial public offerings (IPOs); companies that may benefit from technological or product developments or new management; and companies involved in tender offers, leveraged buy-outs or mergers.

Although the Fund intends to invest primarily in small- to mid-cap companies, it may invest in larger companies when Columbia believes they offer comparable capital appreciation opportunities or to stabilize the portfolio. Columbia will constantly monitor economic conditions to determine the appropriate percentage of the Fund's assets that will be invested in small- to mid-cap companies.


The Fund may also invest in securities convertible into or exercisable for stock (including preferred stock, warrants and debentures), certain options and financial futures contracts ("derivatives"). The Fund may also invest, to a limited extent, in foreign securities, including American Depositary Receipts.



       INVESTMENT RISKS [FIRE SYMBOL]
--------------------------------------------------
This Fund has stock market risk, which means the stocks held by the Fund may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions. You could lose money as a result of your investment.

Small- and mid-cap stocks are subject to greater risk than large-cap stocks because:

- Their issuers may have limited operating histories, fewer financial resources, inexperienced management, and may depend on a small number of products or services

- They may have low trading volumes, making it difficult to sell a security or resulting in erratic or abrupt price movements

Special situations have risk because they often involve major corporate changes and, thus, present a high degree of uncertainty as to market effect.


Sector risk refers to the chance that the Fund's returns could be hurt significantly by problems affecting a particular market sector. With a potentially significant portion of the Fund's total assets invested in technology stocks, sector risk may be high for the Fund.


When the Fund invests in foreign issuers, its total return may be affected by fluctuations in currency exchange rates or political or economic conditions in a particular country.


       WHO SHOULD INVEST? [FACES SYMBOL]
---------------------------------------------------
This Fund is appropriate for:

- Long-term, aggressive growth investors

- Those looking to diversify their large-cap stock portfolios with small- and mid-cap stock investments


- Those willing to accept significant price fluctuations

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------


The bar chart below illustrates how the Fund's total return has varied from year to year, while the table compares Fund performance over time (before and after taxes) to a broad market index and an index with a similar investment strategy. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

[BAR CHART NUMBERS IN PERCENTAGES]

1992                                                                             13.70
1993                                                                             21.68
1994                                                                              2.29
1995                                                                             29.53
1996                                                                             13.07
1997                                                                             12.64
1998                                                                             16.64
1999                                                                             36.33
2000                                                                             13.84
2001                                                                            -20.98

BEST QUARTER: 4Q '99 at 37.43%        WORST QUARTER: 1Q '01 at -20.28%

 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                     1 Year        5 Years       10 Years
 Columbia Special Fund                               -20.98%        10.01%        12.82%
   Return After Taxes on Distributions               -21.70%         7.20%         9.25%
   Return After Taxes on Distributions and Sale      -12.10%         7.61%         9.33%
    of Fund Shares
-------------------------------------------------
 Russell Midcap Index                                 -5.62%        11.40%        13.58%
   (reflects no deductions for fees, expenses or taxes)
-------------------------------------------------
 Russell Midcap Growth Index                         -20.15%         9.02%        11.10%
   (reflects no deductions for fees, expenses or taxes)
-------------------------------------------------



The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index. The
Russell Midcap Growth Index measures the performance of those Russell Midcap companies with higher price-to-book ratios.



After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).


       EXPENSES [PERCENT SIGN SYMBOL]
------------------------------------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)

 Management Fees                                        0.89%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.19%
             Total Annual Fund Operating Expenses       1.08%

                                                                    STOCK  FUNDS

       EXPENSES (CONT.) [PERCENT SIGN SYMBOL]
-----------------------------------------------------
This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.


1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $110      $342     $593     $1,311



       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
----------------------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                               2001         2000       1999       1998         1997
                                                             ------       ------     ------     ------       ------
NET ASSET VALUE, BEGINNING OF YEAR...................        $25.99       $29.93     $23.62     $20.26       $19.85
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss)........................         (0.11)       (0.10)     (0.16)     (0.03)        0.01
 Net realized and unrealized gains (losses) on
   investments.......................................         (5.35)        4.45       8.74       3.40         2.50
-------------------------------------------------------------------------------------------------------------------
 Total from investment operations....................         (5.46)        4.35       8.58       3.37         2.51
-------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income................             -            -          -      (0.01)           -
 Distributions from capital gains....................         (0.93)       (8.29)     (2.27)     (0.00)*      (2.10)
-------------------------------------------------------------------------------------------------------------------
 Total distributions.................................         (0.93)       (8.29)     (2.27)     (0.01)       (2.10)
NET ASSET VALUE, END OF YEAR.........................        $19.60       $25.99     $29.93     $23.62       $20.26
TOTAL RETURN.........................................       -20.98%       13.84%     36.33%     16.64%       12.64%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands)...............      $786,071   $1,095,525   $918,322   $969,359   $1,249,718
Ratio of expenses to average net assets..............         1.08%        0.99%      1.09%      1.03%        0.98%
Ratio of net investment income (loss) to average net
 assets..............................................       (0.49%)      (0.38)%    (0.64)%    (0.09)%        0.04%
Portfolio turnover rate..............................          186%         169%       135%       135%         166%


* Amount represents less than $0.01 per share.

COLUMBIA SMALL CAP FUND*

-------------------------------------------------------------------

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
---------------------------------------------------------


The Fund seeks capital appreciation by investing, under normal market conditions, at least 80% of its assets in stocks of companies with a market capitalization, at the time of initial purchase, equal to or less than the largest stock in the S&P Small Cap 600 Index.



There is no minimum aggregate market valuation for a company to be considered an appropriate investment for the Fund. The Fund may also invest up to 20% of its net assets in larger-cap stocks when they offer capital appreciation potential that is generally comparable to small-cap stocks.



The Fund may invest in securities convertible into or exercisable for stock (including preferred stock, warrants and debentures), certain options and financial futures contracts ("derivatives"). The Fund may also invest, to a limited extent, in foreign securities, including American Depositary Receipts.



       INVESTMENT RISKS [FIRE SYMBOL]
---------------------------------------------------
This Fund has stock market risk, which means the Fund's stocks may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions. You could lose money as a result of your investment.

Small-cap stocks are subject to greater volatility than large-cap stocks because:


- Their issuers may have limited operating histories, fewer financial resources, inexperienced management, and may be dependent on a small number of products or services


- They may have low trading volumes, making it difficult to sell a security or resulting in erratic or abrupt price movements


Sector risk refers to the chance that the Fund's returns could be hurt significantly by problems affecting a particular market sector. With a potentially significant portion of the Fund's total assets invested in technology stocks, sector risk may be high for the Fund.


When the Fund invests in foreign issuers, its total return may be affected by fluctuations in currency exchange rates or political or economic conditions in a particular country.


       WHO SHOULD INVEST? [FACES SYMBOL]
--------------------------------------------------------
This Fund is appropriate for:

- Long-term, aggressive growth investors

- Those looking to diversify their mid- and large-cap stock portfolios with small-cap stock investments


- Those willing to accept significant price fluctuations



*EFFECTIVE MARCH 1, 2002, THIS FUND IS CLOSED TO NEW INVESTORS. FOR INFORMATION
 SEE "PURCHASING SHARES" ON PAGE 54.

                                                                    STOCK  FUNDS

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
---------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table compares Fund performance over time (before and after taxes) to a broad market index and an index with a similar investment strategy. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

[BAR CHART NUMBERS IN PERCENTAGES]

1997                                                                             34.10
1998                                                                              4.69
1999                                                                             59.15
2000                                                                              5.85
2001                                                                            -14.19

BEST QUARTER: 4Q '99 at 50.27%        WORST QUARTER: 3Q '01 at -25.64%

 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                                                 Inception
                                                     1 Year        5 Years       (10/1/96)
 Columbia Small Cap Fund                             -14.19%        15.21%        15.88%
   Return After Taxes on Distributions               -14.19%        13.84%        14.58%
   Return After Taxes on Distributions and Sale       -8.64%        12.14%        12.80%
    of Fund Shares
-------------------------------------------------
 Russell 2000 Index                                    2.49%         7.52%         8.11%
   (reflects no deductions for fees, expenses or taxes)
-------------------------------------------------
 Russell 2000 Growth Index                            -9.24%         2.87%         2.76%
   (reflects no deductions for fees, expenses or taxes)
-------------------------------------------------


The Russell 2000 Index is an unmanaged index generally considered representative of the market for small domestic stocks. The Russell 2000 Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).

       EXPENSES [PERCENT SIGN SYMBOL]
--------------------------------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)

 Management Fees                                        1.00%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.23%
             Total Annual Fund Operating Expenses       1.23%

       EXPENSES (CONT.) [Percent Sign Symbol]

----------------------------------
This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.

1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $125      $390     $676     $1,489

       FINANCIAL HIGHLIGHTS [Money bag Symbol]
------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                                     2001          2000          1999          1998          1997
                                                                   ------        ------        ------        ------        ------
NET ASSET VALUE, BEGINNING OF YEAR.........................        $25.87        $27.26        $17.43        $16.65        $12.99
INCOME FROM INVESTMENT OPERATIONS:
 Net investment loss.......................................         (0.13)        (0.10)        (0.14)        (0.09)        (0.08)
 Net realized and unrealized gains (losses) on
   investments.............................................         (3.54)         1.75         10.45          0.87          4.51
---------------------------------------------------------------------------------------------------------------------------------
 Total from investment operations..........................         (3.67)         1.65         10.31          0.78          4.43
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Distributions from capital gains..........................             -         (3.04)        (0.48)        (0.00)*       (0.77)
---------------------------------------------------------------------------------------------------------------------------------
 Total distributions.......................................             -         (3.04)        (0.48)        (0.00)        (0.77)
NET ASSET VALUE, END OF YEAR...............................        $22.20        $25.87        $27.26        $17.43        $16.65
TOTAL RETURN...............................................       -14.19%         5.85%        59.15%         4.69%        34.10%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).....................      $617,966      $518,970      $290,374      $160,472       $96,431
Ratio of expenses to average net assets....................         1.23%         1.22%         1.30%         1.34%         1.46%
Ratio of net investment loss to average net assets.........       (0.71)%       (0.44)%       (0.84)%       (0.68)%       (0.81)%
Portfolio turnover rate....................................          129%          145%          188%          158%          172%


* Amount represents less than $0.01 per share.

COLUMBIA REAL ESTATE EQUITY FUND
--------------------------------------------------------------------------------

                                                                    STOCK  FUNDS

       GOAL AND STRATEGY [Man w/ telescope Symbol]
--------------------------------------

The Fund seeks capital appreciation and above-average income by investing, under normal market conditions, at least 80% of its assets in the stocks of companies principally engaged in the real estate industry, including real estate investment trusts (REITs). A company is "principally engaged" in the real estate industry if at least 50% of its gross income or net profits are attributable to the ownership, construction, management or sale of residential, commercial or industrial real estate.


A REIT is an investment vehicle that pools investors' money for investment primarily in income producing real estate or related loans or interest in a REIT. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets and income, and a requirement that it distribute to its shareholders at least 95% of its taxable income (other than net capital gains) for each taxable year.

REITs are generally classified as equity REITs, mortgage REITs, and hybrid REITs. An equity REIT, which invests the majority of its assets directly in real properties -- such as shopping centers, malls, multi-family housing and commercial properties -- derives its income primarily from rents and lease payments. An equity REIT can also realize capital gains by selling properties that have appreciated in value. A mortgage REIT, which invests the majority of its assets in real estate mortgages, derives its income primarily from interest payments. A hybrid REIT combines the characteristics of equity REITs and mortgage REITs.

       INVESTMENT RISKS [Fire Symbol]
------------------------------------
This Fund has stock market risk and real estate risk. You could lose money as a result of your investment. Stock market risk means the stocks held by the Fund may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions.

Real estate risk means the Fund may be subject to the same types of risks associated with direct ownership of real estate:

- Declines in property value due to general, local and regional economic conditions

- Overbuilding and extended vacancies of properties

- Increased property taxes

- Casualty or condemnation losses

- Changes in zoning laws

- Environmental clean up costs


If the Fund's investments are concentrated in a particular geographic region, real estate risk may be even more significant. See "More About Risk" on page 66 for additional information about REIT investment risk.

       WHO SHOULD INVEST? [Faces Symbol]
-----------------------------------------
This Fund is appropriate for:

- Long-term investors

- Those looking for an income-oriented equity fund that invests in real estate securities

- Those willing to accept short-term price fluctuations

       HISTORICAL PERFORMANCE [Graph Symbol]
------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table compares Fund performance over time (before and after taxes) to a broad market index. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

[BAR CHART NUMBERS IN PERCENTAGES]

1995                                                                             16.86
1996                                                                             38.30
1997                                                                             24.74
1998                                                                            -12.33
1999                                                                             -2.45
2000                                                                             28.84
2001                                                                              5.41

BEST QUARTER: 4Q '96 at 18.34%        WORST QUARTER: 3Q '98 at -8.27%

 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                                                Inception
                                                       1 Year      5 Years      (4/1/94)
 Columbia Real Estate Equity Fund                      5.41%        7.69%        11.77%
   Return After Taxes on Distributions                 3.76%        5.76%         9.64%
   Return After Taxes on Distributions and Sale of     3.26%        5.23%         8.67%
    Fund Shares
---------------------------------------------------
 NAREIT Index                                          13.93%       6.38%        10.11%
   (reflects no deductions for fees, expenses or
   taxes)
---------------------------------------------------


The NAREIT Index (National Association of Real Estate
Investment Trusts) is an unmanaged index that reflects performance of all publicly-traded equity REITs.


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).

                                                                    STOCK  FUNDS

       EXPENSES [Percent Sign Symbol]
-----------------------

As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.

 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)

 Management Fees                                        0.75%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.20%
             Total Annual Fund Operating Expenses       0.95%

This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.

1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $97       $303     $525     $1,166

       FINANCIAL HIGHLIGHTS [Money bag Symbol]
------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                                     2001          2000          1999          1998          1997
                                                                   ------        ------        ------        ------        ------
NET ASSET VALUE, BEGINNING OF YEAR.........................        $17.89        $14.57        $15.76        $18.80        $16.16
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.....................................          0.79          0.81          0.82          0.75          0.79
 Net realized and unrealized gains (losses) on
   investments.............................................          0.15          3.32         (1.19)        (3.04)         3.15
---------------------------------------------------------------------------------------------------------------------------------
 Total from investment operations..........................          0.94          4.13         (0.37)        (2.29)         3.94
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income......................         (0.72)        (0.75)        (0.71)        (0.66)        (0.62)
 Distributions from capital gains..........................             -             -             -             -         (0.51)
 Return of capital.........................................         (0.07)        (0.06)        (0.11)        (0.09)        (0.17)
---------------------------------------------------------------------------------------------------------------------------------
 Total distributions.......................................         (0.79)        (0.81)        (0.82)        (0.75)        (1.30)
NET ASSET VALUE, END OF YEAR...............................        $18.04        $17.89        $14.57        $15.76        $18.80
TOTAL RETURN...............................................         5.41%        28.84%        -2.45%       -12.33%        24.74%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).....................      $621,590      $436,764      $241,716      $164,172      $151,554
Ratio of expenses to average net assets....................         0.95%         0.96%         0.99%         1.01%         1.02%
Ratio of net investment income to average net assets.......         4.65%         5.16%         5.66%         4.60%         4.87%
Portfolio turnover rate....................................           41%           25%           29%            6%           34%

COLUMBIA TECHNOLOGY FUND
----------------------------------------------------------------------

       GOAL AND STRATEGY [Man w/ telescope Symbol]
--------------------------------------

The Fund seeks capital appreciation by investing, under normal market conditions, at least 80% of its total assets in stocks of technology companies that may benefit from technological improvements, advancements or developments. These companies include those that the portfolio manager believes have or will develop products, processes or services that will provide significant technological improvements, advances or developments, as well as those expected to benefit from their extensive reliance on technology in connection with their operations and services.



The Fund may invest in companies from the biotechnology, cable and network broadcasting, communications, computer hardware, computer services and software, consumer electronics, defense, medical devices, pharmaceutical and semiconductor industries, among others. The Fund may invest in companies in all stages of corporate development, ranging from new companies developing a promising technology or scientific advancement to established companies with a record of producing breakthrough products and technologies from research and development efforts.



The Fund will invest in companies of all sizes, and expects to invest a significant percentage of its assets in small- and mid-cap companies.



The Fund may also invest in securities convertible into or exercisable for stock (including preferred stock, warrants and debentures), and certain options and financial futures contracts ("derivatives"). The Fund may also invest, to a limited extent, in foreign securities, including American Depositary Receipts.


       INVESTMENT RISKS [Fire Symbol]
------------------------------------
This Fund is subject to stock market risk, which means the stocks held by the Fund may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions.

Because the Fund concentrates in technology stocks, its share price will likely be subject to more volatility than the overall stock market. The risks of investing only in technology-related stocks may be greater than investing in other market sectors or in a more diversified portfolio because of:

- Competitive pressures among technology companies that result in aggressive pricing of their products or services


- Short product cycles due to an accelerated rate of technological developments


- Varying investor enthusiasm for technology and technology-related stocks


Additionally, the price of technology stocks will likely fluctuate more than non-technology stocks because technology companies are affected by scientific and technological developments and advancements and, for biotechnology companies in particular, may be subject to government regulation, including approval of their products. Technology companies may also be subject to greater business risks and, accordingly, may be more sensitive to changes in economic conditions. In addition, the share price of technology stocks may be more sensitive to companies' disappointing quarterly or annual earnings results, such as lower sales or profits than originally projected.

                                                                    STOCK  FUNDS

       INVESTMENT RISKS (CONT.) [FIRE SYMBOL]
----------------------------------------------
The Fund's small- and mid-cap stocks are subject to greater risk than large-cap stocks because:

- Their issuers may have limited operating histories, fewer financial resources, and inexperienced management, and may depend on a small number of products or services


- They may have low trading volumes, making it difficult to sell a security or resulting in erratic or abrupt price movements



The Fund is non-diversified, which means it may invest a greater percentage of its assets in one issuer. The Fund is concentrated, which means it may invest a higher percentage of its assets in specific industries within the technology sector. Accordingly, any economic, political and regulatory developments in a particular technology industry may have a greater impact on the Fund's net asset value and cause the Fund's returns to be more volatile than a fund that is not concentrated.


Because the Fund may invest in foreign issuers, its total return may be affected by fluctuations in currency exchange rates or political or economic conditions in a particular country.

       WHO SHOULD INVEST? [FACES SYMBOL]
-----------------------------------------
This Fund is appropriate for:

- Long-term, aggressive growth investors

- Those investors seeking a fund with an aggressive growth investment strategy that invests in technology companies


- Those willing to accept significant price fluctuations


       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------

The bar chart below illustrates the Fund's total return in a year, while the table on page 24 compares Fund performance over time (before and after taxes) to an index with a similar investment strategy. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume reinvestment of dividends. Past performance cannot guarantee future results.

                       [BAR CHART NUMBERS IN PERCENTAGES]

2001                                                                            -28.97
                                                                                  0.00
                                                                                  0.00
                                                                                  0.00
                                                                                  0.00
                                                                                  0.00
                                                                                  0.00
                                                                                  0.00
                                                                                  0.00

BEST QUARTER: 4Q '01 at 34.73%        WORST QUARTER: 3Q '01 at -37.59%

       HISTORICAL PERFORMANCE (CONT.) [GRAPH SYMBOL]

-----------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                                            Inception
                                                               1 Year       (11/9/00)
 Columbia Technology Fund                                      -28.97%       -35.97%
   Return After Taxes on Distributions                         -28.97%       -35.99%
   Return After Taxes on Distributions and Sale of Fund        -17.64%       -28.65%
    Shares
-----------------------------------------------------------
 Merrill Lynch 100 Technology Index (reflects no deductions    -32.45%       -46.70%
   for fees, expenses or taxes)
-----------------------------------------------------------


The Merrill Lynch 100 Technology Index is an equally weighted index of 100 leading technology stocks.


After-tax returns are calculated using the historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).

       EXPENSES [PERCENT SIGN SYMBOL]
--------------------------------------------

As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares of the Fund. The table below describes the fees and expenses that you may pay when you hold Fund shares.

 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)


 Management Fees                                         1.00%
 Distribution and/or Service (12b-1) Fees                 None
 Other Expenses                                          1.40%
             Total Annual Fund Operating Expenses        2.40%
             Expense Reimbursement                      (0.75%)
             Net Expenses                                1.65%
For the year ending December 31, 2002, the Fund's Advisor has contractually agreed to limit the Fund's total expenses to
1.65% of Fund assets.


This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.


1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $168      $520     $897     $1,955

                                                                    STOCK  FUNDS

       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
-----------------------------------------------------

This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.



                                                                    2001        2000(1)
                                                                  ------      ---------
NET ASSET VALUE, BEGINNING OF PERIOD......................         $8.63        $10.00
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income (loss).............................         (0.08)         0.01
 Net realized and unrealized losses on investments........         (2.42)        (1.37)
---------------------------------------------------------------------------------------------------------------------------------
 Total from investment operations.........................         (2.50)        (1.36)
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income.....................             -         (0.01)
---------------------------------------------------------------------------------------------------------------------------------
 Total distributions......................................             -         (0.01)
NET ASSET VALUE, END OF PERIOD............................         $6.13         $8.63
TOTAL RETURN..............................................       -28.97%       -13.78%(2)
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)..................       $10,385        $4,327
Ratio of expenses to average net assets...................         1.69%         1.48%(3)
Ratio of expenses to average net assets before voluntary
 reimbursement............................................         2.82%         8.97%(3)
Ratio of net investment income (loss) to average net
 assets...................................................       (1.26)%         0.99%(3)
Portfolio turnover rate...................................          413%           63%(2)


(1) From inception of operations on October 27, 2000.
(2) Not annualized
(3) Annualized

COLUMBIA STRATEGIC VALUE FUND
--------------------------------------------------------------------------------

       GOAL AND STRATEGY [MAN W/ TELESCOPE SYMBOL]
---------------------------------------------------------
The Fund seeks long-term growth of capital by using a "value" approach to invest primarily in common stocks. This value approach emphasizes investments in companies the portfolio manager believes are undervalued relative to their intrinsic worth.


A company may be undervalued due to market or economic conditions, temporary earnings declines, unfavorable developments affecting the company or other factors. Such factors may provide buying opportunities at prices attractive when compared to historical or market price-to-earnings (P/E) ratios, price-to-cash flow ratios, book value or return on equity. These "undervalued" companies typically have below-average earnings growth and above-average dividend yields. A company's value is measured based on its P/E ratios, price/sales ratios, asset values, and discount-to-private market value.


Typically, the Fund seeks companies that are attractively valued and that are demonstrating or show the potential to demonstrate improving cash flow and return on invested capital. These may also include special situations companies that are experiencing management changes or are temporarily out of favor.


The Fund may invest in companies of any size, but expects to invest a significant percentage of its assets in small- and mid-cap sized companies.



The Fund may also invest in securities convertible into or exercisable for stock (including preferred stock, warrants and debentures), certain options and financial futures contracts ("derivatives"). The Fund may also invest up to 25% of its assets in foreign securities, including American Depositary Receipts.


       INVESTMENT RISKS [FIRE SYMBOL]
--------------------------------------------
The Fund is subject to stock market risk, which means the Fund's stocks may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions. Because it concentrates on value stocks, this Fund is subject to the risk that value stocks may be out of favor with investors for an extended period of time. In addition, if the Fund's perception of a company's value is not realized in the expected time frame, the Fund's performance may suffer.

To the extent the Fund invests in small- and mid-cap stocks, there will be greater risk than if the Fund invested only in large-cap stocks because:

- Their issuers may have limited operating histories, fewer financial resources, and inexperienced management, and may depend on a small number of products or services

- They may have low trading volumes, making it difficult to sell a security or resulting in erratic or abrupt price movements

Because the Fund may invest in foreign issuers, its total return may be affected by fluctuations in currency exchange rates or political or economic conditions in a particular country.

                                                                    STOCK  FUNDS

       WHO SHOULD INVEST? [Faces Symbol]
-----------------------------------------
This Fund is appropriate for:


-Long-term investors


- Investors seeking to add a value oriented stock fund to their existing holdings


- Those willing to accept short-term price fluctuations


       HISTORICAL PERFORMANCE [Graph Symbol]
------------------------------------------------

The bar chart below illustrates the Fund's total return in a year, while the table compares Fund performance over time (before and after taxes) to a broad market index and an index with a similar investment strategy. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume reinvestment of dividends. Past performance cannot guarantee future results.

[BAR CHART NUMBERS IN PERCENTAGES]

2001                                                                             29.76

BEST QUARTER: 4Q '01 at 18.19%        WORST QUARTER: 3Q '01 at -11.74%

 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                                            Inception
                                                               1 Year       (11/9/00)
 Columbia Strategic Value Fund                                  29.76%        40.76%
   Return After Taxes on Distributions                          29.58%        40.50%
   Return After Taxes on Distributions and Sale of Fund         18.13%        32.58%
    Shares
-----------------------------------------------------------
 S&P 500 Index (reflects no deductions for fees, expenses      -11.88%       -15.85%
   or taxes)
-----------------------------------------------------------
 Lipper Multi-Cap Value Funds Index (reflects no deductions      1.30%         2.94%
   for fees, expenses or taxes)
-----------------------------------------------------------



The S&P 500 Index is an unmanaged index generally considered representative of the U.S. stock market. The
Lipper Multi-Cap Value Funds Index reflects equally-weighted performance of the 30 largest mutual funds within its category.



After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).

       EXPENSES [PERCENT SIGN SYMBOL]
-----------------------------------------

As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.

 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)


 Management Fees                                        0.75%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.38%
             Total Annual Fund Operating Expenses       1.13%


This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.


1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $115      $359     $622     $1,375


       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
----------------------------------------------------

This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.



                                                                    2001        2000(1)
                                                                  ------      ---------
NET ASSET VALUE, BEGINNING OF PERIOD......................        $11.23        $10.00
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income....................................          0.05          0.02
 Net realized and unrealized gains on investments.........          3.29          1.23
---------------------------------------------------------------------------------------------------------------------------------
 Total from investment operations.........................          3.34          1.25
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income.....................         (0.05)        (0.02)
---------------------------------------------------------------------------------------------------------------------------------
 Total distributions......................................         (0.05)        (0.02)
NET ASSET VALUE, END OF PERIOD............................         14.52        $11.23
TOTAL RETURN..............................................        29.76%        12.25%(2)
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)..................      $139.504        $9,526
Ratio of expenses to average net assets...................         1.13%         1.34%(3)
Ratio of expenses to average net assets before voluntary
 reimbursement............................................         1.13%         5.31%(3)
Ratio of net investment income to average net assets......         0.71%         1.92%(3)
Portfolio turnover rate...................................          278%           64%(2)


(1) From inception of operations on October 27, 2000.
(2) Not annualized
(3) Annualized

COLUMBIA BALANCED FUND
----------------------------------------------------------------
                                                                  BALANCED  FUND

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
--------------------------------------

The Fund seeks high total return by investing in common stocks and debt securities. Normally, 35% to 65% of assets will be allocated to stocks and 35% to 65% will be allocated to debt securities. The Fund invests primarily in stocks of large-cap, well-established companies. Many of the Fund's stocks have a history of paying level or rising dividends and are expected to continue paying dividends.



The Fund's debt securities will have intermediate- to long-term maturities. They will be primarily investment-grade (rated BBB or higher by S&P or Baa or higher by Moody's), or their unrated equivalents, including obligations of the U.S. Government, its agencies and instrumentalities, corporate debt securities, asset-backed securities, collateralized bonds, and loan and mortgage obligations.


       INVESTMENT RISKS [FIRE SYMBOL]
------------------------------------
Because this Fund invests in stocks and bonds, it has stock market risk, interest rate risk, credit risk and prepayment risk. You could lose money as a result of your investment.

Stock market risk means the Fund's stocks may decline in value due to the activities and financial prospects of individual companies or to general market and economic conditions.

Interest rate risk means that bonds may go down in value when interest rates rise.

Credit risk means that the issuer of a bond may not be able to pay interest and principal when due.

Prepayment risk means that the mortgage securities held by the Fund may be adversely affected by changes in prepayment rates on the underlying mortgages.

       WHO SHOULD INVEST? [FACES SYMBOL]
-----------------------------------------
This Fund is appropriate for:

- Long-term investors seeking to balance the higher volatility of stocks with the greater stability of income-generating bonds

- Investors seeking moderate growth over the long term

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table on page 30 compares Fund performance over time (before and after taxes) to certain broad market indices. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

[BAR CHART NUMBERS IN PERCENTAGES]

1992                                                                              8.89
1993                                                                             13.62
1994                                                                              0.10
1995                                                                             25.08
1996                                                                             11.78
1997                                                                             18.74
1998                                                                             20.07
1999                                                                             12.70
2000                                                                              0.82
2001                                                                             -7.40

BEST QUARTER: 4Q '98 at 12.86%        WORST QUARTER: 3Q '01 at -8.72%

       HISTORICAL PERFORMANCE (CONT.) [GRAPH SYMBOL]

----------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                     1 Year        5 Years       10 Years
 Columbia Balanced Fund                               -7.40%        8.45%         10.01%
   Return After Taxes on Distributions                -8.41%        5.92%          7.52%
   Return After Taxes on Distributions and Sale       -4.51%        5.97%          7.25%
    of Fund Shares
-------------------------------------------------
 S&P 500 Index                                       -11.88%       10.70%         12.93%
   (reflects no deductions for fees, expenses or taxes)
-------------------------------------------------
 Lehman Aggregate Bond Index                           8.44%        7.43%          7.23%
   (reflects no deductions for fees, expenses or taxes)
-------------------------------------------------


The S&P 500 Index is an unmanaged index generally considered representative of the U.S. stock market. The
Lehman Aggregate Bond Index is an unmanaged index composed of investment-grade U.S. Treasury and agency securities, corporate bonds, and mortgage-backed bonds.


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).


       EXPENSES [PERCENT SIGN SYMBOL]
-----------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)

 Management Fees                                        0.50%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.17%
             Total Annual Fund Operating Expenses       0.67%

This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.

1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $68       $214     $373     $835

                                                                  BALANCED  FUND

       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                               2001         2000         1999       1998       1997
                                                             ------       ------       ------     ------     ------
NET ASSET VALUE, BEGINNING OF YEAR...................        $22.96       $24.72       $23.17     $21.42     $20.32
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income...............................          0.58         0.67         0.69       0.72       0.84
 Net realized and unrealized gains (losses) on
   investments.......................................         (2.28)       (0.41)        2.21       3.52       2.92
-------------------------------------------------------------------------------------------------------------------
 Total from investment operations....................         (1.70)        0.26         2.90       4.24       3.76
-------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income................         (0.59)       (0.68)       (0.69)     (0.73)     (0.83)
 Distributions from capital gains....................             -        (1.34)       (0.66)     (1.76)     (1.83)
-------------------------------------------------------------------------------------------------------------------
 Total distributions.................................         (0.59)       (2.02)       (1.35)     (2.49)     (2.66)
NET ASSET VALUE, END OF YEAR.........................        $20.67       $22.96       $24.72     $23.17     $21.42
TOTAL RETURN.........................................        -7.40%        0.82%       12.70%     20.07%     18.74%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands)...............      $983,749   $1,126,854   $1,040,940   $975,381   $792,378
Ratio of expenses to average net assets..............         0.67%        0.65%        0.66%      0.67%      0.68%
Ratio of net investment income to average net
 assets..............................................         2.73%        2.73%        2.85%      3.22%      3.83%
Portfolio turnover rate..............................          111%         105%         133%       128%       149%

COLUMBIA SHORT TERM BOND FUND
--------------------------------------------------------------------------------

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
--------------------------------------

The Fund seeks a high level of current income consistent with a high degree of principal stability by investing at least 80% of its assets in short-term, investment-grade, fixed income securities (rated BBB or higher by S&P or Baa or higher by Moody's, or if unrated deemed to be of comparable quality). Under normal market conditions, the Fund intends to invest at least 50% of its assets in direct and indirect obligations of the U.S. Government, its agencies and instrumentalities, and corporate debt securities rated in the two highest categories by S&P (AAA or AA) or Moody's (Aaa or Aa). The Fund's average portfolio duration will not exceed three years.


       INVESTMENT RISKS [FIRE SYMBOL]
------------------------------------
This Fund has interest rate risk, credit risk, and prepayment risk. You could lose money as a result of your investment.

Interest rate risk means that your investment may go down in value when interest rates rise.

Credit risk means that the issuer of a bond may not be able to pay interest and principal when due.

Prepayment risk means that the mortgage securities held by the Fund may be adversely affected by changes in prepayment rates on the underlying mortgages.

       WHO SHOULD INVEST? [FACES SYMBOL]
-----------------------------------------
This Fund is appropriate for:

- Risk-averse, short-term investors

- Those willing to accept only a small amount of price volatility

- Those focused on the preservation of assets rather than the appreciation of assets

- Those looking to diversify a balanced portfolio with a short-term, income-earning investment

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table on page 33 compares Fund performance over time (before and after taxes) to broad market indices. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

[BAR CHART NUMBERS IN PERCENTAGES]

1992                                                                              5.81
1993                                                                              5.91
1994                                                                             -0.03
1995                                                                             10.21
1996                                                                              3.85
1997                                                                              5.76
1998                                                                              6.43
1999                                                                              1.80
2000                                                                              7.26
2001                                                                              8.07


BEST QUARTER: 3Q '92 at 3.88%        WORST QUARTER: 1Q '92 at -0.93%

                                                                     BOND  FUNDS

       HISTORICAL PERFORMANCE (CONT.) [GRAPH SYMBOL]

-----------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                        1 Year      5 Years      10 Years
 Columbia Short Term Bond Fund                           8.07%       5.84%        5.47%
   Return After Taxes on Distributions                   5.77%       3.81%        3.38%
   Return After Taxes on Distributions and Sale of       4.88%       3.67%        3.35%
    Fund Shares
----------------------------------------------------
 Merrill Lynch 1-5 Year Govt./Corp. Index                8.98%       6.95%        6.53%
   (reflects no deductions for fees, expenses or
   taxes)
----------------------------------------------------
 Merrill Lynch 1-3 Year Treasury Index                   8.30%       6.59%        6.09%
   (reflects no deductions for fees, expenses or
   taxes)
----------------------------------------------------



The Merrill Lynch 1-5 Year Government/Corporate Index is an unmanaged index that includes all U.S. government debt with at least $100 million face value outstanding, as well as investment-grade rated corporate debt with at least $100 million face value outstanding, with a maturity between 1-5 years. Effective November 1, 2000, the Fund's investment strategy was changed from a U.S.
government bond fund to a short term bond fund. The
Merrill Lynch 1-3 Year Treasury Index is an unmanaged index that measures the return of Treasury bills with maturities of 1-3 years and is intended to provide a benchmark for the prior investment objective and strategy of the Fund.



After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).


       EXPENSES [PERCENT SIGN SYMBOL]
-----------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)


 Management Fees                                         0.50%
 Distribution and/or Service (12b-1) Fees                 None
 Other Expenses                                          0.41%
             Total Annual Fund Operating Expenses        0.91%
             Expense Reimbursement                      (0.16%)
             Net Expenses                                0.75%



For the three years commencing November 1, 2000, and ending October 31, 2003, the Fund's Advisor has contractually agreed to limit the Fund's total expenses to 0.75% of Fund assets.


This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.

1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $77       $240     $417     $930

       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
------------------------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                                     2001          2000          1999          1998          1997
                                                                   ------        ------        ------        ------        ------
NET ASSET VALUE, BEGINNING OF YEAR.........................         $8.36         $8.20         $8.39         $8.29         $8.24
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.....................................          0.46          0.42          0.33          0.38          0.41
 Net realized and unrealized gains (losses) on
   investments.............................................          0.21          0.16         (0.18)         0.14          0.05
---------------------------------------------------------------------------------------------------------------------------------
 Total from investment operations..........................          0.67          0.58          0.15          0.52          0.46
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income......................         (0.46)        (0.42)        (0.33)        (0.38)        (0.41)
 Distributions from capital gains..........................         (0.02)            -         (0.01)        (0.04)            -
---------------------------------------------------------------------------------------------------------------------------------
 Total distributions.......................................         (0.48)        (0.42)        (0.34)        (0.42)        (0.41)
NET ASSET VALUE, END OF YEAR...............................         $8.55         $8.36         $8.20         $8.39         $8.29
TOTAL RETURN...............................................         8.07%         7.26%         1.80%         6.43%         5.76%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).....................       $62,930       $35,856       $38,072       $40,578       $37,837
Ratio of expenses to average net assets....................         0.75%         0.88%         0.91%         0.89%         0.87%
Ratio of expenses to average net assets before contractual
 reimbursement.............................................         0.91%         0.90%         0.91%         0.89%         0.87%
Ratio of net investment income to average net assets.......         5.26%         5.09%         4.09%         4.55%         4.99%
Portfolio turnover rate....................................          137%          147%          211%          182%          184%

COLUMBIA FIXED INCOME SECURITIES FUND
--------------------------------------------------------------------------------
                                                                     BOND  FUNDS

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
--------------------------------------------------------
The Fund seeks a high level of income by investing in a broad range of debt securities with intermediate to long-term maturities. The Fund intends to invest 90% of its assets, under normal market conditions, in investment-grade debt securities (rated BBB or higher by S&P or Baa or higher by Moody's), or their unrated equivalents, including obligations of the U.S. Government, its agencies and instrumentalities, corporate debt securities, asset-backed securities, collateralized bonds, and loan and mortgage obligations.

       INVESTMENT RISKS [FIRE SYMBOL]
---------------------------------------------------------
This Fund has interest rate risk, credit risk, and prepayment risk. You could lose money as a result of your investment.

Interest rate risk means that your investment may go down in value when interest rates rise.

Credit risk means that the issuer of a bond may not be able to pay interest and principal when due.

Prepayment risk means that the mortgage securities held by the Fund may be adversely affected by changes in prepayment rates on the underlying mortgages.

       WHO SHOULD INVEST? [FACES SYMBOL}
----------------------------------------------------
This Fund is appropriate for:

- Long-term, income-oriented investors

- Investors willing to accept greater price fluctuation than is generally associated with short-term bonds

- Those looking to diversify their stock portfolio with a fund investing in bonds

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table on page 36 compares Fund performance over time (before and after taxes) to a broad market index. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

                       [BAR CHART NUMBERS IN PERCENTAGES]

1992                                                                              7.99
1993                                                                             10.47
1994                                                                             -3.36
1995                                                                             18.91
1996                                                                              3.37
1997                                                                              9.56
1998                                                                              7.44
1999                                                                             -1.50
2000                                                                             11.27
2001                                                                              8.13

BEST QUARTER: 2Q '95 at 6.36%        WORST QUARTER: 1Q '94 at -3.04%

       HISTORICAL PERFORMANCE (CONT.) [GRAPH SYMBOL]

----------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                        1 Year      5 Years      10 Years
 Columbia Fixed Income Securities Fund                   8.13%       6.88%        7.05%
   Return After Taxes on Distributions                   5.67%       4.22%        4.21%
   Return After Taxes on Distributions and Sale of       4.91%       4.18%        4.25%
    Fund Shares
----------------------------------------------------
 Lehman Aggregate Bond Index                             8.44%       7.43%        7.23%
   (reflects no deductions for fees, expenses or taxes)
----------------------------------------------------


The Lehman Aggregate Bond Index is an unmanaged index of investment-grade U.S. Treasury and agency securities, corporate bonds and mortgage-backed bonds.


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).

       EXPENSES [PERCENT SIGN SYMBOL]
----------------------------------------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)

 Management Fees                                        0.50%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.16%
             Total Annual Fund Operating Expenses       0.66%

This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.

1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $67       $211     $368     $822

                                                                     BOND  FUNDS

       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
---------------------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.

                                                                     2001          2000          1999          1998          1997
                                                                   ------        ------        ------        ------        ------
NET ASSET VALUE, BEGINNING OF YEAR.........................        $12.97        $12.44        $13.42        $13.41        $13.08
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income.....................................          0.78          0.82          0.78          0.83          0.85
 Net realized and unrealized gains (losses) on
   investments.............................................          0.25          0.53         (0.98)         0.14          0.36
---------------------------------------------------------------------------------------------------------------------------------
 Total from investment operations..........................          1.03          1.35         (0.20)         0.97          1.21
---------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income......................         (0.78)        (0.82)        (0.78)        (0.83)        (0.85)
 Distributions from capital gains..........................             -             -         (0.00)*       (0.13)        (0.03)
---------------------------------------------------------------------------------------------------------------------------------
 Total distributions.......................................         (0.78)        (0.82)        (0.78)        (0.96)        (0.88)
NET ASSET VALUE, END OF YEAR...............................        $13.22        $12.97        $12.44        $13.42        $13.41
TOTAL RETURN...............................................         8.13%        11.27%        -1.50%         7.44%         9.56%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands).....................      $465,743      $378,799      $397,147      $422,330      $381,333
Ratio of expenses to average net assets....................         0.66%         0.66%         0.64%         0.65%         0.66%
Ratio of net investment income to average net assets.......         5.92%         6.53%         6.03%         6.15%         6.43%
Portfolio turnover rate....................................          110%          105%          155%          107%          196%

* Amount represents less than $0.01 per share

COLUMBIA NATIONAL MUNICIPAL BOND FUND
--------------------------------------------------------------------------------

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
------------------------------------------------------------

The Fund seeks a high level of income exempt from federal income tax by investing at least 80% of its assets in municipal securities issued by state and local governments, their agencies and authorities, as well as the District of Columbia and U.S. territories and possessions, to finance various public or private projects. The Fund may also invest in the obligations of Puerto Rico, the U.S. Virgin Islands and Guam, the interest on which is generally exempt from state income taxes.

The Fund will only invest in municipal securities rated investment-grade by a securities rating agency or, if unrated, determined by Columbia to be of equivalent investment quality. The Fund intends to maintain an average portfolio maturity of approximately 10 to 12 years.

       INVESTMENT RISKS [FIRE SYMBOL]
-------------------------------------------------------------
This Fund has interest rate risk, credit risk, political risk and geographic risk. You could lose money as a result of your investment.
Interest rate risk means that your investment may go down in value when interest rates rise.
Credit risk means that the issuer of a bond may not be able to pay interest and principal when due.
Political risk means that a significant or potential change in tax laws affecting municipal bonds or federal income tax rates could impact municipal bond demand and cause their prices to fall.
Geographic risk refers to the potential for price declines resulting from a negative development in a single state in which the Fund holds bonds.

       WHO SHOULD INVEST? [FACES SYMBOL]
-----------------------------------------------------------
This Fund is appropriate for:
- Investors seeking income exempt from federal income tax
- Investors willing to accept greater price fluctuation than is generally associated with short-term bonds
- Conservative, long-term investors nearing or in retirement

                                                                     BOND  FUNDS

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table compares Fund performance over time (before and after taxes) to a broad market index and an index with a similar investment strategy. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume reinvestment of dividends. Past performance cannot guarantee future results.

                       [BAR CHART NUMBERS IN PERCENTAGES]

2000                                                                             10.87
2001                                                                              4.16

BEST QUARTER: 4Q '00 at 4.35%        WORST QUARTER: 2Q '99 at -1.89%

 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                                            Inception
                                                               1 Year       (2/24/99)
 Columbia National Municipal Bond Fund                           4.16%         3.65%
   Return After Taxes on Distributions                           4.12%         3.63%
   Return After Taxes on Distributions and Sale of Fund          4.34%         3.77%
    Shares
-----------------------------------------------------------
 Lehman Brothers Municipal Bond Index (reflects no               5.13%         4.83%*
   deductions for fees, expenses or taxes)
-----------------------------------------------------------
 Lipper General Municipal Debt Funds Index (reflects no          4.15%         3.54%
   deductions for fees, expenses or taxes)
-----------------------------------------------------------



The Lehman Brothers Municipal Bond Index is an unmanaged index considered representative of the broad market for investment-grade, tax exempt bonds with a maturity of at least one year. The Lipper General Municipal Debt Funds
Index represents average performance of the largest general municipal debt funds tracked by Lipper
Analytical Services.



After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).



* Calculated from 3/1/99.

       EXPENSES [PERCENT SIGN SYMBOL]
-----------------------------------------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)


 Management Fees                                         0.50%
 Distribution and/or Service (12b-1) Fees                 None
 Other Expenses                                          0.81%
             Total Annual Fund Operating Expenses        1.31%
             Expense Reimbursement                      (0.66%)
             Net Expenses                                0.65%



For the fiscal year ending December 31, 2002, the Fund's
Advisor has contractually agreed to limit the Fund's total expenses to 0.65% of Fund assets.

       EXPENSES (CONT.) [PERCENT SIGN SYMBOL]

---------------------------------------------------------
This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.


1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $66       $208     $362     $810


       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
--------------------------------------------------------------

This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.



                                                                    2001          2000        1999(1)
                                                                  ------        ------      ---------
NET ASSET VALUE, BEGINNING OF PERIOD......................         $9.82         $9.28        $10.00
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income....................................          0.44          0.44          0.34
 Net realized and unrealized gains (losses) on
   investments............................................         (0.03)         0.54         (0.72)
--------------------------------------------------------------------------------------------
 Total from investment operations.........................          0.41          0.98         (0.38)
--------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income.....................         (0.44)        (0.44)        (0.34)
 Distributions from capital gains.........................         (0.02)           --            --
--------------------------------------------------------------------------------------------
 Total distributions......................................         (0.46)        (0.44)        (0.34)
NET ASSET VALUE, END OF PERIOD............................         $9.77         $9.82         $9.28
TOTAL RETURN..............................................         4.16%        10.87%        -3.93%(2)
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)..................       $13,769       $10,898       $10,135
Ratio of expenses to average net assets...................         0.65%         0.65%         0.65%(3)
Ratio of expenses to average net assets before contractual
 reimbursement............................................         1.31%         1.29%         1.72%(3)
Ratio of net investment income to average net assets......         4.47%         4.68%         4.21%(3)
Portfolio turnover rate...................................           20%           21%           12%(3)


(1) From inception of operations on February 10, 1999.
(2) Not annualized.
(3) Annualized.

COLUMBIA OREGON MUNICIPAL BOND FUND
--------------------------------------------------------------------------------
                                                                     BOND  FUNDS

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
--------------------------------------

The Fund seeks a high level of income exempt from federal and Oregon income tax by investing at least 80% of its assets in municipal securities issued by the State of Oregon (and its political subdivisions, agencies, authorities and instrumentalities). Normally, the Fund will invest in Oregon municipal securities rated investment grade (by a securities rating agency) or, if unrated, determined by Columbia to be of equivalent investment quality. The Fund may also invest in the obligations of Puerto Rico, the U.S. Virgin Islands and Guam, the interest on which is generally exempt from state income taxes. The Fund intends to maintain an average portfolio maturity of approximately 10 to 12 years.


       INVESTMENT RISKS [FIRE SYMBOL]
------------------------------------
This Fund has interest rate risk, credit risk, political risk and geographic risk. You could lose money as a result of your investment.

Interest rate risk means that your investment value may go down when interest rates rise.

Credit risk means that the issuer of a bond may not be able to pay interest and principal when due.

Political risk means that a significant or potential change in tax laws affecting municipal bonds or federal income tax rates could impact municipal bond demand and cause their prices to fall.


Geographic risk means that the Fund's concentration in Oregon tax-exempt bonds may cause it to be exposed to risks that do not apply to other bond funds, such as:


- Low trading volumes for Oregon municipal bonds

- Unfavorable economic conditions in Oregon

- Legal and legislative changes affecting the ability of Oregon municipalities to issue bonds

The Fund is non-diversified, which means it may invest a greater percentage of its assets in one issuer.

       WHO SHOULD INVEST? [FACES SYMBOL]
-----------------------------------------
This Fund is appropriate for:

- Oregon residents seeking income exempt from federal and state personal income tax


- Investors willing to accept greater price fluctuation than is generally associated with short-term bonds


- Conservative, long-term investors nearing or in retirement

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table compares Fund performance over time (before and after taxes) to a broad market index and an index with a similar investment strategy. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

                       [BAR CHART NUMBERS IN PERCENTAGES]

1992                                                                              6.46
1993                                                                             10.73
1994                                                                             -4.68
1995                                                                             14.15
1996                                                                              3.77
1997                                                                              8.36
1998                                                                              5.58
1999                                                                             -2.65
2000                                                                             10.28
2001                                                                              4.55

BEST QUARTER: 1Q '95 at 5.76%        WORST QUARTER: 1Q '94 at -5.01%

 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                         1 Year    5 Years      10 Years
 Columbia Oregon Municipal Bond Fund                     4.55%      5.13%        5.51%
   Return After Taxes on Distributions                   4.50%      5.04%        5.39%
   Return After Taxes on Distributions and               4.68%      5.07%        5.41%
     Sale of Fund Shares
-----------------------------------------------------
 Lehman General Obligation Bond Index                    5.09%      5.92%        6.51%
   (reflects no deductions for fees, expenses or
   taxes)
-----------------------------------------------------
 Lipper Oregon Municipal Debt Funds Index                4.19%      4.86%        5.58%
   (reflects no deductions for fees, expenses or
   taxes)
-----------------------------------------------------



The Lehman General Obligation Bond Index represents average market-weighted performance of general obligation bonds that have been issued in the last five years with maturities greater than one year. The Lipper
Oregon Municipal Debt Funds Index measures performance of all Oregon municipal bonds tracked by Lipper
Analytical Services, Inc.



After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).

       EXPENSES [PERCENT SIGN SYMBOL]
-----------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)

 Management Fees                                        0.50%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.07%
             Total Annual Fund Operating Expenses       0.57%

                                                                     BOND  FUNDS

       EXPENSES (CONT.) [PERCENT SIGN SYMBOL]
----------------------------------
This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.

1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $58       $183     $318     $714

       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                               2001       2000       1999       1998       1997
                                                             ------     ------     ------     ------     ------
NET ASSET VALUE, BEGINNING OF YEAR...................        $12.13     $11.56     $12.46     $12.47     $12.15
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income...............................          0.57       0.58       0.56       0.58       0.60
 Net realized and unrealized gains (losses) on
   investments.......................................         (0.02)      0.58      (0.88)      0.10       0.39
---------------------------------------------------------------------------------------------------------------
 Total from investment operations....................          0.55       1.16      (0.32)      0.68       0.99
---------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income................         (0.57)     (0.58)     (0.56)     (0.58)     (0.60)
 Distributions from capital gains....................         (0.03)     (0.01)     (0.02)     (0.11)     (0.07)
---------------------------------------------------------------------------------------------------------------
 Total distributions.................................         (0.60)     (0.59)     (0.58)     (0.69)     (0.67)
NET ASSET VALUE, END OF YEAR.........................        $12.08     $12.13     $11.56     $12.46     $12.47
TOTAL RETURN.........................................         4.55%     10.28%     -2.65%      5.58%      8.36%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands)...............      $491,638   $436,544   $409,919   $462,809   $409,148
Ratio of expenses to average net assets..............         0.57%      0.58%      0.57%      0.58%      0.57%
Ratio of net investment income to average net
 assets..............................................         4.64%      4.92%      4.64%      4.60%      4.87%
Portfolio turnover rate..............................           14%        22%        28%        17%        17%

COLUMBIA HIGH YIELD FUND
--------------------------------------------------------------------

       GOAL AND STRATEGY [MAN W/TELESCOPE SYMBOL]
--------------------------------------

The Fund seeks a high level of income, with capital appreciation as a secondary goal, by investing in non-investment-grade corporate debt securities, commonly referred to as "junk" or "high-yield" bonds. Normally, the Fund will invest at least 80% of its assets in bonds rated Ba or B by Moody's or BB or B by S&P. No more than 10% of the Fund's assets will be invested in bonds rated Caa by Moody's or CCC by S&P, and no Fund assets will be invested in bonds below these grades. By focusing on higher quality junk bonds, the Fund seeks access to higher yielding bonds without assuming all the risk associated with the broader junk bond market.


       INVESTMENT RISKS [FIRE SYMBOL]
------------------------------------

This Fund has interest rate risk and credit risk. You could lose money as a result of your investment. Interest rate risk means that your investment may go down in value when interest rates rise.



Credit risk means that the issuing company may not be able to pay interest and principal when due. The lower-rated bonds held by the Fund are subject to greater credit risk than higher-rated, lower yielding bonds. High yield bonds may be issued to fund corporate restructurings, such as leveraged buyouts, mergers, acquisitions, debt recapitalizations, or similar events, and they are often issued by smaller, less creditworthy companies or by companies with substantial debt. The prices of high yield bonds are generally more sensitive than higher-rated bonds to the financial condition of the issuer and adverse changes in the economy.


       WHO SHOULD INVEST? [FACES SYMBOL]
-----------------------------------------
This Fund is appropriate for:


-Long-term investors



- Investors willing to accept short-term price fluctuations


- Investors seeking to boost their bond portfolio's yield

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------

The bar chart below illustrates how the Fund's total return has varied from year to year, while the table on page 45 compares Fund performance over time (before and after taxes) to broad market indices and an index with a similar investment strategy. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.

                       [BAR CHART NUMBERS IN PERCENTAGES]

1994                                                                             -0.92
1995                                                                             19.12
1996                                                                              9.43
1997                                                                             12.70
1998                                                                              6.26
1999                                                                              2.38
2000                                                                              4.61
2001                                                                              6.63

BEST QUARTER: 2Q '95 at 5.56%        WORST QUARTER: 1Q '94 at -2.01%

                                                                     BOND  FUNDS

       HISTORICAL PERFORMANCE (CONT.) [GRAPH SYMBOL]
-----------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                                               Inception
                                                        1 Year    5 Years      (10/1/93)
 Columbia High Yield Fund                                6.63%     6.46%         7.24%
   Return After Taxes on Distributions                   3.49%     2.98%         3.76%
   Return After Taxes on Distributions and Sale of       4.00%     3.44%         4.03%
    Fund Shares
----------------------------------------------------
 Salomon BB Index                                       13.48%     7.79%         8.41%
   (reflects no deductions for fees, expenses or
   taxes)
----------------------------------------------------
 Merrill Lynch U.S. High Yield, Cash Pay Index           6.20%     3.95%         6.24%
   (reflects no deductions for fees, expenses or
   taxes)
----------------------------------------------------
 Merrill Lynch Intermediate BB Index                     9.99%     6.29%         7.20%
   (reflects no deductions for fees, expenses or
   taxes)
----------------------------------------------------



The Salomon BB Index measures the total return of bonds with a maturity of at least one year and includes bonds rated BB by S&P or bonds rated Ba by Moody's. The
Merrill Lynch U.S. High Yield, Cash Pay Index is an unmanaged index of non-investment-grade corporate bonds.
The Advisor intends to replace the Salomon BB Index with the Merrill Lynch U.S. High Yield, Cash Pay Index as the
Fund's broad index, as it is more representative of a broad based index. The Merrill Lynch Intermediate BB
Index is a market weighted index, consisting of BB cash pay bonds, which are U.S. dollar denominated bonds issued in the U.S. domestic market with maturities between 1 and 10 years.



After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.
Actual after-tax returns depend on your tax situation and may differ from those shown, and after-tax returns shown are not relevant if you hold shares of the Fund through tax-deferred accounts, such as 401(k) plans or individual retirement accounts (IRAs).


       EXPENSES [PERCENT SIGN SYMBOL]
-----------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)

 Management Fees                                        0.60%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.25%
             Total Annual Fund Operating Expenses       0.85%

This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.

1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $87       $271     $471     $1,049

       FINANCIAL HIGHLIGHTS [MONEY BAG SYMBOL]
------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.

                                                               2001       2000       1999       1998       1997
                                                             ------     ------     ------     ------     ------
NET ASSET VALUE, BEGINNING OF YEAR...................         $8.98      $9.32      $9.84     $10.04      $9.94
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income...............................          0.69       0.75       0.74       0.76       0.81
 Net realized and unrealized gains (losses) on
   investments.......................................         (0.11)     (0.34)     (0.51)     (0.15)      0.40
---------------------------------------------------------------------------------------------------------------
 Total from investment operations....................          0.58       0.41       0.23       0.61       1.21
---------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income................         (0.69)     (0.75)     (0.74)     (0.76)     (0.81)
 Distributions from capital gains....................             -          -      (0.01)     (0.05)     (0.30)
---------------------------------------------------------------------------------------------------------------
 Total distributions.................................         (0.69)     (0.75)     (0.75)     (0.81)     (1.11)
NET ASSET VALUE, END OF YEAR.........................         $8.87      $8.98      $9.32      $9.84     $10.04
TOTAL RETURN.........................................         6.63%      4.61%      2.38%      6.26%     12.70%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands)...............      $238,994    $97,575    $71,678    $57,524    $39,278
Ratio of expenses to average net assets..............         0.85%      0.93%      0.91%      0.95%      1.00%
Ratio of expenses to average net assets before
 voluntary reimbursement.............................         0.85%      0.93%      0.91%      0.95%      1.02%
Ratio of net investment income to average net
 assets..............................................         7.64%      8.22%      7.71%      7.52%      8.05%
Portfolio turnover rate..............................           69%        50%        49%        79%       124%

COLUMBIA DAILY INCOME COMPANY
-------------------------------------------------------------------------

                                                             MONEY  MARKET  FUND

       GOAL AND STRATEGY      [MAN W/TELESCOPE SYMBOL]
--------------------------------------

The Fund seeks a high level of income consistent with the maintenance of liquidity and the preservation of capital by investing primarily in high quality money market securities. These securities include those issued by the U.S. Government and its agencies and instrumentalities, whose principal and interest are guaranteed; commercial paper which, if rated by S&P or Moody's, is rated, at the time of purchase, A-1 by S&P and Prime 1 by Moody's or, if not rated, is determined to be of comparable quality by the Fund; and other high quality corporate debt with average maturities of less than 12 months.


The Fund's assets will be invested in short-term debt obligations maturing within one year. The average dollar-weighted maturity of the portfolio will not exceed 90 days.

       INVESTMENT RISKS       [FIRE SYMBOL]
------------------------------------

An investment in this or any other money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Although the Fund seeks to preserve the value of a shareholder's investment at $1 per share, it is possible to lose money by investing in the Fund. Additionally, there is a chance that the Fund's returns may not keep pace with the rate of inflation over the long term.


       WHO SHOULD INVEST?     [FACES SYMBOL]
-----------------------------------------
This Fund is appropriate for:

- Short-term, risk averse investors

- Investors focused on the preservation of assets rather than the appreciation of assets

- Investors seeking liquidity

       HISTORICAL PERFORMANCE [GRAPH SYMBOL]
------------------------------------------------
The bar chart below illustrates how the Fund's total return has varied from year to year, while the table shows performance over time. This information may help provide an indication of the Fund's risks and potential rewards. All figures assume the reinvestment of dividends. Past performance cannot guarantee future results.
                       [BAR CHART NUMBERS IN PERCENTAGES]

1992                                                                             3.25
1993                                                                             2.51
1994                                                                             3.68
1995                                                                             5.49
1996                                                                             4.96
1997                                                                             5.11
1998                                                                             5.09
1999                                                                             4.71
2000                                                                             6.00
2001                                                                             3.70


BEST QUARTER: 3Q '00 at 1.55%        WORST QUARTER: 4Q '01 at 0.50%

 AVERAGE ANNUAL TOTAL RETURNS            AS OF 12/31/01


                                                      1 Year     5 Years      10 Years
 Columbia Daily Income Company                          3.70%      4.92%        4.45%
--------------------------------------------------

       EXPENSES     [PERCENT SIGN SYMBOL]
-----------------------
As a Columbia shareholder, you pay no transaction fees such as sales loads or redemption and exchange fees when you buy or sell shares. The table below describes the annual expenses you may pay when you hold Fund shares.
 ANNUAL FUND OPERATING EXPENSES
 (expenses that are paid out of Fund assets)


 Management Fees                                        0.46%
 Distribution and/or Service (12b-1) Fees               None
 Other Expenses                                         0.14%
             Total Annual Fund Operating Expenses       0.60%


This is a hypothetical example intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual cost may be higher or lower, you would pay the following expenses on a $10,000 investment, assuming: 1) a 5% annual return, 2) the Fund's operating expenses remain the same, 3) you redeem all your shares at the end of the periods shown, and 4) all distributions are reinvested.


1 YEAR        3 YEARS  5 YEARS  10 YEARS
    $61       $192     $335     $750


       FINANCIAL HIGHLIGHTS   [MONEY BAG SYMBOL]
------------------------------------------
This table will help you understand the Fund's financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. Total return shows how much your Fund investment increased or decreased during each period, assuming reinvested dividends and distributions. PricewaterhouseCoopers LLP, independent accountants, has audited this information. Their report, along with the Fund's financial statements, is included in the Funds' annual report, which is available upon request.


                                                                 2001         2000         1999         1998         1997
                                                               ------       ------       ------       ------       ------
NET ASSET VALUE, BEGINNING OF YEAR...................           $1.00        $1.00        $1.00        $1.00        $1.00
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income...............................           0.036        0.058        0.046        0.050        0.050
-------------------------------------------------------------------------------------------------------------------------
 Total from investment operations....................           0.036        0.058        0.046        0.050        0.050
-------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
 Dividends from net investment income................          (0.036)      (0.058)      (0.046)      (0.050)      (0.050)
-------------------------------------------------------------------------------------------------------------------------
 Total distributions.................................          (0.036)      (0.058)      (0.046)      (0.050)      (0.050)
NET ASSET VALUE, END OF YEAR.........................           $1.00        $1.00        $1.00        $1.00        $1.00
TOTAL RETURN.........................................           3.70%        6.00%        4.71%        5.09%        5.11%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (in thousands)...............      $1,253,535   $1,198,151   $1,165,289   $1,109,141   $1,169,096
Ratio of expenses to average net assets..............           0.60%        0.60%        0.64%        0.62%        0.63%
Ratio of net investment income to average net
 assets..............................................           3.61%        5.82%        4.61%        4.97%        4.99%

                                   MANAGEMENT
--------------------------------------------------------------------------------
Columbia's
Investment Team is
responsible for
developing investment
themes and strategies
for the Funds.
                                                                      MANAGEMENT

The Funds' investment advisor is Columbia Funds Management Company ("Columbia"), P.O. Box 1350, Portland, Oregon 97207-1350. Columbia is responsible for managing the Funds' portfolios and its business affairs, subject to oversight by the Funds' Boards of Directors. Columbia or its predecessor has acted as an investment advisor since 1967.



For the year ended December 31, 2001, the investment advisory fees paid to Columbia by each of the Funds, expressed as a percentage of net assets, were as follows:



Columbia Common Stock Fund                      0.60%
Columbia Growth Fund                            0.56%
Columbia International Stock Fund               1.00%
Columbia Special Fund                           0.89%
Columbia Small Cap Fund                         1.00%
Columbia Real Estate Equity Fund                0.75%
Columbia Technology Fund                        1.00%
Columbia Strategic Value Fund                   0.75%
Columbia Balanced Fund                          0.50%
Columbia Short Term Bond Fund                   0.50%
Columbia Fixed Income Securities Fund           0.50%
Columbia National Municipal Bond Fund           0.50%
Columbia Oregon Municipal Bond Fund             0.50%
Columbia High Yield Fund                        0.60%
Columbia Daily Income Company                   0.46%


COLUMBIA INVESTMENT TEAM


Columbia's Investment Team is responsible for developing investment themes and strategies for the Funds. Mr. Richard J. Johnson, CFA, is Chief Investment Officer and supervises the Team's activities. Prior to joining Columbia, Mr. Johnson served as Portfolio Manager and Analyst at Provident Investment Counsel (1990-1994). Mr. Johnson received a Master of Business Administration degree from the Anderson School of Management at UCLA in 1990.

For most Funds, a lead portfolio manager is responsible for implementing and maintaining the investment themes and strategies developed by the Team, while adhering to the specific goal and strategy of the Fund.
COMMON STOCK FUND -- TEAM MANAGED (SINCE 1998).

Based on an analysis of macroeconomic factors and the investment environment, Columbia's Asset Allocation Committee is responsible for determining the sector or industry weightings for the Fund. Individual members of the Investment Team then select securities within the sectors or asset classes for which they have research and analytic responsibility.

GROWTH FUND -- ALEXANDER S. MACMILLAN, CFA (SINCE 1992).


A Senior Vice President of Columbia, Mr. Macmillan joined Columbia in 1989. Previously, he was a Vice President and Portfolio Manager for Gardner & Preston Moss (1982-1989). He received a Master of Business Administration degree from the Amos Tuck School at Dartmouth College in 1980.


INTERNATIONAL STOCK FUND -- JAMES M. MCALEAR (SINCE 1992).
A Vice President of Columbia, Mr. McAlear joined Columbia in 1992. Previously, he was a Senior Vice President of American Express Financial Advisors (1985-1992) and an Executive Director for Merrill Lynch Europe (1972-1985). He received a Master of Arts degree in economics from Michigan State University in 1964.


SPECIAL FUND -- RICHARD J. JOHNSON, CFA (SINCE 1998).



SMALL CAP FUND -- RICHARD J. JOHNSON, CFA (SINCE 1996).



REAL ESTATE EQUITY FUND -- DAVID W. JELLISON, CFA (SINCE 1994).


A Vice President of Columbia, Mr. Jellison joined Columbia in 1992. Previously, he was a Senior Research Associate for RCM Capital Management (1987-1992). Mr. Jellison received a Master of Management degree from the J.L. Kellogg Graduate School of Management at Northwestern University in 1984.



TECHNOLOGY FUND -- STEVEN N. MARSHMAN, CFA (SINCE 2000).


Mr. Marshman, a Vice President of Columbia, joined Columbia in 1992. Mr. Marshman joined the Investment Team as an equity security analyst in 1995 and has been a portfolio manager since 1997. A graduate of the Air Force Academy, he holds a Masters of Business Administration degree from Golden Gate University.



STRATEGIC VALUE FUND -- ROBERT A. UNGER, CFA (SINCE 2000).


A Senior Vice President of Columbia, Mr. Unger joined Columbia in 1984. Previously, he served as Vice President and Portfolio Manager at Alliance Capital Management and Senior Vice President at Oppenheimer Asset Management. Mr. Unger is a graduate of Northwestern University and holds a Master of Business Administration degree from the University of Denver.


BALANCED FUND -- TEAM MANAGED (SINCE 1998).
Based on an analysis of macroeconomic factors and the investment environment, Columbia's Asset Allocation Committee is responsible for determining the Fund's weightings in stocks, bonds and cash investments. That committee is also responsible for determining the sector or industry weightings of the equity portion of the Fund. Columbia's Bond Team is responsible for determining the sector emphasis among different types of fixed income securities. Individual members of the entire Investment Team then select the securities within the sector or asset classes for which they have research and analytic responsibility.

                                                                      MANAGEMENT

SHORT TERM BOND FUND -- LEONARD A. APLET, CFA (SINCE 2000) AND JEFFREY L. RIPPEY, CFA (SINCE 1987).


Mr. Aplet, a Senior Vice President of Columbia, joined Columbia in 1987. Previously, he was a County Supervisor for the Farmers Home Administration (1976-1985). Mr. Aplet received a Master of Business Administration degree from the University of California at Berkeley in 1987.



A Senior Vice President of Columbia, Mr. Rippey joined Columbia in 1981. Previously, he worked in the Trust Department of Rainier National Bank (1978-1981). Mr. Rippey is a 1978 graduate of Pacific Lutheran University.



FIXED INCOME SECURITIES FUND -- LEONARD A. APLET, CFA (SINCE 1989) AND JEFFREY
L. RIPPEY, CFA (SINCE 1989).



NATIONAL MUNICIPAL BOND FUND -- GRETA R. CLAPP, CFA (SINCE 1999).


A Vice President of Columbia, Ms. Clapp joined Columbia in 1991. Previously, she was an Assistant Vice President and Portfolio Manager at The Putnam Companies (1985-1988). Ms. Clapp received a Master of Business Administration degree from the University of Michigan in 1990.



OREGON MUNICIPAL BOND FUND -- GRETA R. CLAPP, CFA (SINCE 1992).



HIGH YIELD FUND -- JEFFREY L. RIPPEY, CFA (SINCE 1993) AND KURT M. HAVNAER, CFA (SINCE 2000).


A Vice President of Columbia, Mr. Havnaer joined Columbia in 1996. Previously, he worked as a Portfolio Manager, Analyst and Trader for SAFECO Asset Management Co. (1991-1996). Mr. Havnaer received a Master of Business Administration degree from Seattle University in 1991.



COLUMBIA DAILY INCOME COMPANY -- LEONARD A. APLET, CFA (SINCE 1988).


PERSONAL TRADING

Members of the Investment Team and other employees of the Funds or Columbia are permitted to trade securities for their own or family accounts, subject to the rules of the Code of Ethics adopted by the Funds and Columbia. The rules that govern personal trading by investment personnel are based on the principle that employees have a fiduciary duty to conduct their trades in a manner that is not detrimental to the Funds or their shareholders. For more information on the Code of Ethics and specific trading restrictions, see the Funds' Statement of Additional Information.

AT-A-GLANCE INSTRUCTIONS FOR ACCOUNTS

[MAIL GRAPHIC]
[PHONE GRAPHIC]
[COMPUTER GRAPHIC]
[ARROW GRAPHIC]
[HANDSHAKE GRAPHIC]
IN PERSON AUTOMATIC  INTERNET BY TELEPHONE              BY MAIL

OPENING A NEW ACCOUNT                                  PURCHASING SHARES
[STAMPED ENVELOPE SYMBOL]
Regular Mail                                           Regular Mail
Columbia Financial Center                              Columbia Financial Center
P.O. Box 1350                                          P.O. Box 1350
Portland, OR 97207-1350                                Portland, OR 97207-1350

Overnight Carrier                                      Overnight Carrier
Columbia Financial Center                              Columbia Financial Center
1301 S.W. Fifth Avenue                                 1301 S.W. Fifth Avenue
Portland, OR 97201-5601                                Portland, OR 97201-5601
Complete an application and send it to the address     Send your investment to the above address. Be sure to
above with your check for at least the minimum fund    enclose an investment slip from the bottom of your
investment.                                            statement.

------------------------------------------------------------------------------------------------------------
[PHONE SYMBOL]
1-800-547-1707                                         1-800-547-1707
WIRE: Once you submit a completed application, you     WIRE: Invest using federal funds wired from your
may open an account using federal funds wired from     bank. Since each Fund has a different wire number,
your bank. Since each Fund has a different wire        call us for instructions.
number, call us for instructions.
                                                       EXCHANGE: Use the proceeds from the redemption in one
                                                       Fund to purchase shares of another Fund with the same
                                                       account number. To exchange shares, call us.


                                                       TELEVEST: Provided the service is already set up on
                                                       your account (use the application or call us for a
                                                       form), request a transfer from your bank for
                                                       investment in the Columbia Funds.

------------------------------------------------------------------------------------------------------------
[COMPUTER SYMBOL]
www.columbiafunds.com                                  www.columbiafunds.com
Download a prospectus and an application from our      EXCHANGE: Call us for a personal identification
Web site. Mail a completed application with your       number to access your account online. Then, use the
initial investment to the address above.               proceeds from the redemption in one Fund to purchase
                                                       shares of another Fund with the same account number.
                                                       Submit your exchange request through our secure site.

------------------------------------------------------------------------------------------------------------
[ARROW SYMBOL]
A minimum of $50 per fund lets you open an account,    Arrange to have investments transferred automatically
provided you establish an automatic investment plan    from your bank account to the Columbia Fund(s) of
(AIP). This means that investments are transferred     your choice on the 5th, 20th, or both, of each month.
automatically from your bank to the Columbia           Sign up for AIP on the application or call us for a
Fund(s) of your choice each month. Sign up for AIP     form. AIP investment minimum is $50 per Fund.
on the application, or call us for a form.

------------------------------------------------------------------------------------------------------------
[HANDS SHAKING SYMBOL]
Columbia Financial Center                              Columbia Financial Center
1301 S.W. Fifth Avenue                                 1301 S.W. Fifth Avenue
Portland, OR 97201-5601                                Portland, OR 97201-5601
7:30 a.m. - 5:00 p.m. PST                              7:30 a.m. - 5:00 p.m. PST
Visit Columbia Funds, conveniently located in          Visit Columbia Funds, conveniently located in
downtown Portland.                                     downtown Portland.

                            TAX-ADVANTAGED INVESTING
                             WITH A COLUMBIA IRA OR
                                RETIREMENT PLAN

The following accounts require special applications. For an application and more details about tax-advantaged investing, call us at 1-800-547-1707.

                       TRADITIONAL IRA

A Traditional IRA allows you to invest a maximum of $3,000 in 2002 and 2003 and earn tax-deferred returns. Your contributions may be tax deductible. Deductions may be limited if your income exceeds a certain level or if you participate in certain retirement plans. Any withdrawals of tax-deductible contributions and tax-deferred earnings are taxable at your regular income tax rate. Early withdrawals also may be subject to penalties. You may choose to roll over retirement plan proceeds into a Columbia IRA in order to prolong tax-deferred savings.


                           ROTH IRA

A Roth IRA allows you to invest a maximum of $3,000 in 2002 and 2003, the returns on which are tax-free. Your contributions are not tax-deductible. Your ability to invest in a Roth IRA may be limited if your income exceeds a certain level. Tax-free withdrawals are available after a five-year holding period, provided you are over 59 1/2, a first time homebuyer, or satisfy other requirements.


                  EDUCATION SAVINGS ACCOUNT

Formerly the Education IRA, the Coverdell Education Savings Account allows you to contribute a maximum of $2,000 in 2002 and 2003, the returns on which are generally tax-free when used to fund certain education expenses of a child. Your contributions are not tax deductible. Your ability to invest in an ESA may be limited if your income exceeds a certain level.


                       RETIREMENT PLANS

A number of retirement plan options are available for small- to mid-size businesses. Contact Columbia at 1-800-547-1037, extension 2045 for further information.

                                                              INVESTOR  SERVICES

SELLING (REDEEMING) SHARES
Regular Mail
Columbia Financial Center
P.O. Box 1350
Portland, OR 97207-1350

Overnight Carrier
Columbia Financial Center
1301 S.W. Fifth Avenue
Portland, OR 97201-5601

Send your redemption request to the above address. Redemption requests must be signed by each shareholder required to sign on the account. A signature guarantee may be required. Accounts in the names of corporations, fiduciaries, and intermediaries may require additional documentation.
----------------------------------------------------------------------------
1-800-547-1707

Redeem shares by phone (unless you have declined this service on the application). Proceeds from telephone redemptions may be mailed only to the account owner at the address of record (maximum $50,000) or transferred to a bank designated on the application (any amount).


WIRE: Call us to request a wire redemption. Your request must be at least $1,000, and the bank wire cost for each redemption will be charged against your Columbia account. Your bank may impose a fee.
EXCHANGE: Use the proceeds from the redemption of one Fund to purchase shares of another Fund with the same account number. To exchange shares, call us.
----------------------------------------------------------------------------

www.columbiafunds.com


EXCHANGE: Call us for a personal identification number to access your account online. Then, use the proceeds from the redemption in one Fund to purchase shares of another Fund with the same account number. To exchange shares, use our secure account e-mail.


----------------------------------------------------------------------------

For accounts over $5,000, redeem shares on a regular basis through a transfer of funds from your Columbia account directly to the bank designated on your application ($50 minimum withdrawal).


----------------------------------------------------------------------------

Columbia Financial Center
1301 S.W. Fifth Avenue
Portland, OR 97201-5601


7:30 a.m. - 5:00 p.m. PST



Although you can visit Columbia Funds to make a redemption request, availability of the proceeds will vary. Please call ahead for details.

                               INVESTOR SERVICES
--------------------------------------------------------------------------------
INVESTMENT MINIMUMS



First Time Fund Investment:


   $1,000 Minimum for all Funds but the Special and Small Cap Funds, which have $2,000 minimums


Subsequent Fund Investment:


   $100 for all Funds


Automatic Investment Plan:


   $50 for all Funds (minimum requirements for first time investments are waived)


When investing in the Funds, please keep these important points in mind:


-Personal checks for investment should be drawn on U.S. funds, must meet Fund investment minimum requirements, and be made payable to Columbia Funds


-Columbia will not accept cash investments


-Columbia reserves the right to reject any investments


-If your investment is cancelled because your check did not clear the bank or because the Funds were unable to debit your bank account, you will be responsible for any losses or fees imposed by your bank or attributable to a loss in value of the shares purchased


-Columbia may reject any third party checks submitted for investment

This section is designed to acquaint you with the different services and policies associated with an investment in Columbia Funds. For an at-a-glance summary of account instructions, please see page 52.

                       PURCHASING SHARES

                       Shares of Columbia Funds are available at net asset value ("NAV"), which means that you pay no sales charges or commissions to invest. Your investment will be priced at the NAV next calculated after your order is accepted by the Funds. Investments transmitted by way of ACH (Automated Clearing House) will receive the NAV calculated the second business day following your request. Investments received for Columbia Daily Income Company must be converted to federal funds, so there may be a one-day delay in your investment. All bond funds and Columbia Daily Income Company will begin to earn interest on the day after the investment is made.



                       COLUMBIA SMALL CAP FUND: Columbia Small Cap Fund is closed to new investors as of March 1, 2002. The Fund will accept additional investments under the conditions described below:



                       - Current shareholders in the Fund -- whether directly
                        through a personal account, as a beneficial owner of shares held in someone else's name, or through an intermediary such as a financial advisor or fund supermarket -- may continue to purchase shares in the Fund and reinvest dividends and capital gains distributions.



                       - Existing direct shareholders in the Fund may open a new
                        account in the Fund provided they use the same Social Security number.



                       - An employee benefit plan that is an existing Fund
                        shareholder may continue to buy shares even for new plan participants.



-All direct clients of Columbia and its affiliates may invest in the Fund, unless Columbia deems that their investment will adversely affect its ability to manage the Fund.



-Retirement plan participants initiating a transfer or rollover from an employee benefit plan that holds shares of the Fund may open a new IRA in the Fund.

WILL OTHER FUNDS CLOSE TO NEW INVESTORS?



Columbia reserves the right to close a Fund to new investors. Columbia will carefully consider a number of factors prior to closing a Fund to new investors, including a Fund's total assets and its flow of new money. If a Fund does close, existing Fund shareholders may continue to invest in that Fund so long as the shareholder's account remains open.

                                                              INVESTOR  SERVICES

-A director, officer or employee of Columbia and its affiliates, and members of their immediate family, may invest in the Fund, unless Columbia deems that their investment will adversely affect its ability to manage the Fund.



-An employee benefit plan sponsored by an institution that also sponsors (or is an affiliate of an institution that sponsors) another employee benefit plan account that is a Fund shareholder may invest in the Fund.



-If, in the judgement of Columbia, an investment would not adversely affect its ability to manage the Fund.



Columbia believes that permitting the additional investments described above would not adversely affect its ability to manage the Fund effectively. Columbia reserves the right to re-open the Fund to new investors or to modify the extent to which future sales of shares are limited.



SELLING (REDEEMING) SHARES


You can sell (redeem) shares any day the New York Stock Exchange ("NYSE") is open for business. Your shares will be redeemed at their net asset value, calculated after your valid redemption request is accepted by the Funds. There are no fees to sell shares.

When redeeming, please keep these important points in mind:


- A signature guarantee may be required. See page 57 for examples of when a signature guarantee is required.


- Any certificated shares will require the return of the certificate before a redemption can be made.

- Redemptions of an IRA will require the completion of additional paperwork for the purposes of IRS tax reporting.

- Redemption requests must be signed by all owners on the account.


- Redemption requests from corporations, fiduciaries and intermediaries may require additional documentation.



Normally, your redemption proceeds will be sent to you the day after the effective date of the redemption. Except as provided by rules of the Securities and Exchange Commission, redemption proceeds will be sent to you no later than seven days from the redemption date. Proceeds transmitted by way of ACH are usually credited to your bank account on the second business day following the request.

Also, before selling recently purchased shares, please note that if the Fund has not yet collected payment for the shares you are selling, it may delay sending the proceeds until it has collected payment, which may take up to 15 days from the purchase date. Additionally, the Fund reserves the right to redeem shares in-kind under unusual circumstances. In-kind payment means payment will be made to you in portfolio securities rather than cash. In that event, you will incur transaction costs if you sell the securities for cash.


DRAFTWRITING IN COLUMBIA DAILY INCOME COMPANY.
If you are a Columbia Daily Income Company shareholder, you may redeem shares by draft if you have completed the signature card attached to your original application. Drafts will be furnished to you free of charge. Drafts may not be written for less than $250. Your investment will earn daily income until your draft is presented for payment. Of course, your draft can only be paid if you have sufficient funds invested in Columbia Daily Income Company. A draft is a redemption and, therefore, subject to the Fund's approval. The draftwriting service may be terminated upon written notice.

IMPORTANT FUND POLICIES

HOW SHARES ARE PRICED.
All purchases, redemptions and exchanges will be processed at the NAV next calculated after your request is received and accepted by a Fund. A Fund's NAV is calculated at the close of the regular trading session of the NYSE (normally 4:00 p.m. Eastern time).


Shares will only be priced on days that the NYSE is open for trading. The NAV of a Fund is calculated by subtracting a Fund's liabilities from its assets and dividing the result by the number of outstanding shares. The Funds use market prices in valuing portfolio securities. Securities for which market quotations are not available will be valued at fair value as determined in good faith under procedures established by and under the general supervision of the Board of Directors of each Fund. Debt securities with remaining maturities of less than 60 days will generally be valued based on amortized cost, which approximates market value.

WHEN IS A SIGNATURE GUARANTEE NECESSARY?


To protect against fraud, a signature guarantee is required for each of the following written redemption requests:


- Redemption requests over $50,000
- Redemption checks that are made payable to someone other than those registered on the account
- A request to send proceeds to an address or account other than those of record
- The mailing address for your redemption check has changed in the last 10 days


Columbia may require signature guarantees in other situations or reject a redemption for legal reasons. Signature guarantees are available from a bank, broker dealer, credit union, savings and loan, national securities exchange or trust company. A notary public cannot supply a signature guarantee.
                                                              INVESTOR  SERVICES

Trading on many foreign securities markets is completed at various times before the close of the NYSE or on days the NYSE is not open for business. Consequently, the calculation of a Fund's NAV may take place at a time that is different than when prices are determined for funds holdings foreign securities. As a result, events affecting the values of foreign portfolio securities that occur between the time the prices are determined and the close of the NYSE will not be reflected in a Fund's calculation of NAV, unless the Board of Directors or Columbia, if delegated by the Board, determines that the event would materially affect the NAV.

FINANCIAL INTERMEDIARIES.
If you invest through a third party (rather than directly with Columbia), the policies and fees for transacting business may be different than those described here. Banks, brokers, 401(k) plans, financial advisors and financial supermarkets (a "Financial Intermediary") may charge transaction fees, and may set different minimum investments or limitations on buying or selling shares. Your total cost of investing in a Fund will be increased to the extent of any fees charged by your Financial Intermediary. Also, because these arrangements reduce or eliminate the need for the Fund's transfer agent to provide account services, the Funds and Columbia may pay the Financial Intermediary a recordkeeping or account servicing fee. Many Financial
Intermediaries enter into an agreement with the Funds that authorizes them to accept purchase and redemption orders on behalf of the Funds. To the extent that the Financial Intermediary has agreed to act as an agent for the Fund, the Fund will be deemed to have received a purchase or redemption order when an authorized Financial Intermediary or its delegate accepts the order. The order will be priced at the Fund's net asset value next computed after it is accepted by the Financial Intermediary or its delegate.

EXCHANGES.

On any business day, you may exchange all or a portion of your shares into any other available Columbia Fund. To prevent excessive exchange activity to the detriment of other shareholders, only four exchanges per fund are allowed per year. When exchanging into a new fund, be sure you read the part of the prospectus that pertains to the fund you exchange into. The exchange privilege may be revoked or modified at any time, and the Funds reserve the right to reject any exchange request. For example, the Funds may reject exchanges from accounts engaged in or known to engage in trading that exceeds the Fund's annual limit (including market timing transactions).

TELEPHONE REDEMPTIONS.
To determine whether telephone instructions are genuine, Columbia will request personal shareholder information when you call. All telephone instructions are recorded and a written confirmation of the redemption is mailed to the address of record. Proceeds from a telephone redemption may only be mailed to the registered name and address on the account, or transferred to your predesignated bank account or to another Columbia Fund under the same account number. For your protection, the ability to redeem by phone and have the proceeds mailed to your address may be suspended for up to 30 days following an address change. You may be liable for any fraudulent telephone instructions as long as Columbia takes reasonable measures to verify the identity of the caller.

AUTOMATIC WITHDRAWALS.
Automatic withdrawals are redeemed within seven days after the end of the month or quarter to which they relate. To the extent redemptions for automatic withdrawals exceed dividends declared on shares in your account, the number of shares in your account will be reduced. If the value of your account falls below the Fund minimum balance requirement, your account is subject to being closed on 60 days written notice.

INVOLUNTARY REDEMPTIONS.
Upon 60 days prior written notice, a Fund may redeem all of your shares without your consent if:

- Your Fund balance falls below $500

- You are a U.S. shareholder and fail to provide a certified taxpayer identification number

- You are a foreign shareholder and fail to provide a current Form W-8, "Certificate of Foreign Status"

If your shares are redeemed by the Fund, payment will be made promptly at the Fund's current net asset value, and may result in a realized capital gain or loss.

RECEIVE CUSTOMIZED INVESTMENT MANAGEMENT WITH A PRIVATE MANAGEMENT ACCOUNT


For custom asset allocation services among the Columbia Funds, Columbia Trust Company offers the Private Management Account for investments over $150,000. The annual fee for this service is:



- 0.75% on the first $500,000


- 0.50% on the next $500,000


- 0.25% on assets over $1,000,000


The minimum fee for this service is $1,000 and the maximum fee is $15,000. These fees are in addition to the underlying expenses of the Funds making up the Private Management Account. For additional information, please call toll-free 1-866-651-4563.
                                                              INVESTOR  SERVICES

TAXPAYER IDENTIFICATION NUMBER.
Federal law requires each Fund to withhold 31% of dividends and redemption proceeds paid to shareholders who have not complied with certain tax requirements. You will be asked to certify on your account application that the Social Security number provided is correct and that you are not subject to 31% backup withholding for previous underreporting of income to the IRS. The Funds will generally not accept new investments that do not comply with these requirements.


SHAREHOLDER STATEMENTS AND REPORTS


To stay informed about the status of your account, every Columbia Funds shareholder receives either monthly or quarterly statements. With the exception of recurring activity, such as an automatic investment or withdrawal plan, you will receive a confirmation for all transactions in your account. You'll also receive an annual tax report detailing the taxable characteristics of any Fund distributions from the prior year.



Shareholder reports are sent to shareholders twice a year.
Shareholders have the option to receive these reports electronically. To receive reports via e-mail, simply contact Investor Services at 1-800-547-1707. To reduce the cost of mailing reports to shareholders, only one shareholder report and the Funds' annually updated prospectus will be mailed to accounts with the same Tax
Identification Number or the same family name registered at the same address. If you do not wish to have your shareholder reports and prospectuses consolidated, please call us and we will send you individual copies within 30 days of your request. In addition, shareholders or multiple accounts at the same mailing address can eliminate duplicate enclosures for statements mailed to that address by filing a SAVMAIL form with the Funds. For a SAVMAIL form or to receive additional copies of any financial report or Prospectus, please call an Investor Services Representative at 1-800-547-1707.

DISTRIBUTIONS AND TAXES
-------------------------------------------------------------

Each Fund distributes to shareholders its net investment income and net realized capital gains. Net investment income (income from dividends, interest and any net realized short-term capital gains) and net long-term capital gains (gains realized on a sale of a security by a Fund) are distributed as follows:

INCOME AND CAPITAL GAINS DISTRIBUTIONS


                                NET INVESTMENT             NET REALIZED LONG-
FUND                            INCOME                     TERM CAPITAL GAINS
 Growth Fund                    Declared and paid in       Normally declared and
                                December                   paid in December
 International Stock Fund
 Special Fund
 Small Cap Fund
 Technology Fund
 Strategic Value Fund
------------------------------------------------------------------------------------
 Common Stock Fund              Declared and paid each     Normally declared and
 Real Estate Equity Fund        calendar quarter           paid in December
 Balanced Fund
------------------------------------------------------------------------------------
 Short Term Bond Fund           Declared daily and paid    Normally declared and
                                monthly                    paid in December
 Fixed Income
  Securities Fund
 National Municipal
  Bond Fund
 Oregon Municipal
  Bond Fund
 High Yield Fund
------------------------------------------------------------------------------------
 Columbia Daily Income          Declared and paid daily    Declared and paid in
  Company                                                  December (if any)


Unless you elect to receive your distributions in cash, income and capital gain distributions will be reinvested in additional shares on the dividend payment date.

TAX EFFECT OF DISTRIBUTIONS

SHAREHOLDERS OF FUNDS OTHER THAN MUNICIPAL BOND FUNDS.
Distributions from the Funds are taxable unless a shareholder is exempt from federal or state income taxes or the investment is in a tax-advantaged account. The tax status of any distribution is the same regardless of how long a shareholder has been invested in the Fund and whether distributions are reinvested or taken in cash.

Distributions by the
Columbia stock funds
will consist primarily of
capital gains, and
distributions by the
Columbia bond funds
and Columbia Daily
Income Company will
consist primarily of
ordinary income.

                                                       DISTRIBUTIONS  AND  TAXES

In general, distributions are taxable as follows:
TAXABILITY OF DISTRIBUTIONS


       TYPE OF DISTRIBUTION               TAXABLE AT
        Dividend Income                   Ordinary Income Rate
       ---------------------------------------------------------------------
        Short-Term Capital Gains          Ordinary Income Rate
       ---------------------------------------------------------------------
        Long-Term Capital Gains           20% or 10% (depending on
                                          your ordinary income
                                          tax bracket)



     In January of each year, the Funds will send shareholders information detailing the net investment income and capital gains distributed in the prior year.


     "BUYING INTO A DISTRIBUTION." Purchasing a Fund's shares in a taxable account before a distribution by the Fund is sometimes called "buying into a distribution." You pay income taxes on a distribution whether you reinvest the distribution in shares of the Fund or receive it in cash. In addition, you pay taxes on the distribution whether the value of your investment decreased, increased or remained the same after you bought shares of the Fund.
     As securities of the Fund are sold at a profit during the period covered by a distribution (over the course of a year, for example), a Fund may build up capital gains. After subtracting any capital losses, the Fund distributes those gains to you and other shareholders, even if you did not own the shares when the gains occurred, and you incur the full tax liability on the distribution.

SHAREHOLDERS OF MUNICIPAL BOND FUNDS.
FEDERAL TAXES. A substantial portion of the net investment income distributed by the Municipal Bond Funds will be tax-exempt interest and will not be includible in a shareholder's gross income for federal income tax purposes. A portion of net income distributed by these Funds may, however, be taxable as ordinary income to the extent the distribution represents taxable interest received from sources other than municipal bonds or taxable accrued market discount on the sale or redemption of municipal bonds. Additionally, even though shareholders generally will not be taxed on distributions of tax-exempt interest, to the extent these Funds have net capital gains, shareholders will be taxed on the gain at the applicable capital gains rate.

STATE INCOME TAXES.
NATIONAL MUNICIPAL BOND FUND: Distributions from this Fund may be exempt from the income tax of a state, if the distributions are derived from tax-exempt interest paid on the municipal securities of that state or its political subdivisions. Those distributions may not be exempt from another state's income tax, however. In addition, distributions derived from capital gains generally will be subject to state income tax. Shareholders of the National Municipal Bond Fund should consult their tax advisors regarding whether any portion of distributions received from that Fund is exempt from state income tax, because exemption may depend upon whether the shareholder is an individual, whether the individual is subject to tax in any given state, the residence of the individual, and the particular state tax treatment of mutual funds.


OREGON MUNICIPAL BOND FUND: Individuals, trusts, and estates will not pay Oregon personal income tax on distributions from the Oregon Municipal Bond Fund that are derived from tax-exempt interest paid on the municipal securities of the State of Oregon, its political subdivisions and certain other issuers (including Puerto Rico and Guam). However, individuals, trusts, and estates that are subject to Oregon personal income tax are generally subject to Oregon personal income tax on distributions derived from other types of income received by the Oregon Municipal Bond Fund, including capital gains. Furthermore, it is expected that corporations subject to the Oregon corporation excise or income tax will be subject to that tax on the income from the Fund, including income that is exempt for federal income tax purposes.


TAXABILITY OF TRANSACTIONS

The sale of Fund shares or the exchange of Fund shares for shares of another Fund is considered a taxable event that may produce a gain or loss. Shareholders are responsible for any tax liabilities generated by their transactions.


      Local taxes are beyond the scope of this discussion. This section provides only a brief summary of federal and state tax information related to the Funds. You should consult your tax professional about the tax consequences of investing in the Funds.

MORE ABOUT THE FUNDS

-----------------------------------------------------------
                                                         MORE  ABOUT  THE  FUNDS

This section contains additional information about the risks, strategies and types of securities in which the Funds will principally invest. For a more detailed description of each Fund and its investment strategy, please request a copy of the Funds' Statement of Additional Information.

PORTFOLIO SECURITIES

INTERNATIONAL STOCK FUND.

In managing currency exposure, the Fund may enter into forward currency contracts. A forward currency contract involves an agreement to purchase or sell a specified currency at a specified future price set at the time of the contract. When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. The Fund will only enter into forward contracts for hedging and not for purposes of speculation. Under normal market conditions, no more than 25% of the Fund's assets may be committed to currency exchange contracts.



The Fund may also invest in derivatives. A discussion of derivatives is found on page 68, in "More about Risks."



STRATEGIC VALUE FUND.


In making decisions as to the securities to hold, the portfolio manager employs fundamental research and evaluates the issuer based on its financial statements and operations. The portfolio manager focuses on the quality of the issuer, the price of an individual issuer's common stock, and also on economic sectors. Market timing strategies may occasionally be employed. The portfolio manager measures a company's value by its P/E ratio, price/cash flow ratio, price/book ratio and price-to-private market values. A P/E ratio is the relationship between the price of a stock and earnings per share and it attempts to measure how much investors are willing to pay for future earnings. This figure is determined by dividing a stock's market price by the issuing company's earnings per share. Price/cash flow is the relationship between the price of a stock and the company's available cash from operations and helps provide an understanding about future cash flow.


Before selecting individual securities for the Fund, the portfolio manager begins with a top-down, industry sector analysis. Then, in addition to measuring value by focusing on issuing companies' P/E ratios and price/cash flow ratios, factors the portfolio manager looks for in selecting investments include:

- Estimated private market value in excess of current stock price. Private market value is the price an investor would pay to own the entire company.

- Management with demonstrated ability and commitment to the company.

- Low market valuations relative to earnings forecasts, book value, cash flow and sales.

FIXED INCOME SECURITIES FUND, BALANCED FUND AND
SHORT TERM BOND FUND.

The Fixed Income Securities Fund, the Balanced Fund and the Short Term Bond Fund may invest in a variety of debt securities, including bonds, debentures, notes, equipment trust certificates and short-term obligations (those having maturities of 12 months or less), such as prime commercial paper and bankers' acceptances, domestic certificates of deposit, obligations of, or guaranteed by, the U.S. Government and its agencies and instrumentalities, mortgage-backed certificates, mortgage-backed securities and other similar securities representing ownership in a pool of loans. The Short Term Bond Fund may also invest in repurchase agreements with banks or securities dealers relating to these securities.


Mortgage-backed securities are securities representing interests in "pools" of mortgages in which payments of both interest and principal on the securities are made monthly, in effect, "passing through" monthly payments made by the individual borrowers on the mortgage loans that underlie the securities (net of fees paid to the issuer or guarantor of the securities).


Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government (in the case of securities guaranteed by the Government National Mortgage Association ("GNMA")) or guaranteed by agencies or instrumentalities of the U.S. Government (in the case of securities guaranteed by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), which are supported only by the discretionary authority of the U.S. Government to purchase the agency's obligations). Mortgage pass-through securities created by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported with various credit enhancements such as pool insurance, guarantees issued by governmental entities, a letter of credit from a bank or senior/subordinated structures.


The Funds will usually invest some portion of their assets in collateralized mortgage obligations ("CMOs") issued by U.S. agencies or instrumentalities or in privately issued CMOs that carry an investment-grade rating. CMOs are hybrid instruments with characteristics of both mortgage-backed bonds and mortgage pass-through securities. Similar to a mortgage pass-through, interest and prepaid principal on a CMO are

                                                         MORE  ABOUT  THE  FUNDS
paid, in most cases, monthly. CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA. CMOs are structured in multiple classes, with each class bearing a different stated maturity or interest rate. A Fund will only invest in those CMOs whose characteristics and terms are consistent with the average maturity and market risk profile of the other fixed income securities held by the Fund.

Each Fund is permitted to invest in asset-backed securities, subject to the Fund's rating and quality requirements. Through the use of trusts and special purpose subsidiaries, various types of assets, including home equity and automobile loans and credit card and other types of receivables, as well as purchase contracts, financing leases and sales agreements entered into by municipalities, are being securitized in pass-through structures similar to the mortgage pass-through structures described above.

MUNICIPAL BOND FUNDS.
While each of the Funds attempts to invest 100% of its assets in tax-free municipal securities, each Fund may invest up to 20% of its assets in securities that pay taxable interest. In such circumstances, the Fund will invest in obligations of the U.S. Government or its agencies or instrumentalities; obligations of U.S. banks (including certificates of deposit, bankers' acceptances and letters of credit) that are members of the Federal Reserve System and that have capital surplus and undivided profits as of the date of their most recent published financial statements in excess of $100 million; commercial paper rated Prime 1 by Moody's, A-1 or better by S&P, or if not rated, issued by a company that, at the time of investment by the Fund, has an outstanding debt issue rated AA or better by S&P or Aa or better by Moody's; and repurchase agreements for any of these types of investments.

TEMPORARY INVESTMENTS.
Under adverse market conditions, each Fund (other than Columbia Daily Income Company) may depart from its principal investment strategies by taking defensive positions in response to adverse economic or market conditions. When a Fund assumes a temporary defensive position, it generally will not invest in securities designed to achieve its investment goal.

PORTFOLIO TURNOVER.

With the exception of the Strategic Value Fund, which may, at times, utilize market timing techniques, each Fund generally intends to purchase securities for long-term investment rather than short-term gains. When circumstances warrant, however, a Fund may sell securities without regard to the length of time they have been held. This may result in a higher portfolio turnover rate and increase a Fund's transaction costs, including brokerage commissions. To the extent short-term trades result in gains on securities held one year or less, shareholders will be subject to taxes on these gains at ordinary income rates. See "Distributions and Taxes" on page 60. Historical portfolio turnover rates are shown under "Financial Highlights" in the description of each Fund at the beginning of this Prospectus.


MORE ABOUT RISKS

This section provides more information about the risks of investing in the Funds, which you should consider before you invest.

REITs.

The Real Estate Equity Fund will, and the other Columbia stock funds as part of their principal investment strategy may, invest in real estate investment trusts (REITs). Investment in REITs carries with it many of the same risks associated with direct ownership in real estate. In addition to these risks, equity REITs may be affected by changes in the value of the underlying property owned by the REIT, while mortgage REITs may be affected by the quality of the credit extended. Furthermore, REITs are dependent upon management skills, may not be diversified, and are subject to heavy cash flow dependency, defaults by borrowers, and self-liquidation. In addition, a REIT could fail to qualify for tax-free pass-through of income under the Internal Revenue Code or fail to maintain its exemption from registration under the Investment Company Act. The above factors may also adversely affect a borrower's or a lessee's ability to meet its obligations to the REIT. If a borrower or lessee defaults, a REIT may experience delays in enforcing its rights as mortgagee or lessor and may incur substantial costs associated with protection of its investments.



INTEREST RATE RISK.

Interest rate risk refers to the possibility that the net asset value of the fixed income portfolios may decline due to an increase in interest rates.

When interest rates go up, the value of a bond fund's portfolio will likely decline because fixed income securities in the portfolio are paying a lower interest rate than what investors could obtain in the current market. When interest rates go down, the value of a bond fund's portfolio will likely rise, because fixed income securities in the portfolio are paying a higher interest rate than newly issued fixed income securities. The

Interest rate risk
refers to the possibility
that the net asset value
of the fixed income
portfolios may decline
due to an increase in
interest rates.
                                                         MORE  ABOUT  THE  FUNDS
amount of change in the value of a bond fund's portfolio depends upon several factors, including the maturity date of the fixed income securities in the portfolio. In general, fixed income securities with longer maturities are more sensitive to interest rate changes than securities with shorter maturities. To compensate for the higher risk, bonds with longer maturities generally offer higher yields than bonds with shorter maturities.

CREDIT RISK.

The fixed income securities in the Funds' portfolios are subject to credit risk. Credit risk refers to the possibility that the issuer of a bond may fail to make timely payments of interest or principal. Other than the High Yield Fund and, to a lesser extent, the Fixed Income Securities Fund, the Balanced Fund and the Short Term Bond Fund, all three of which may invest in non-investment-grade securities, the Funds will only invest in investment-grade fixed income securities. Investment-grade securities are those issued by the U.S. Government, its agencies, and instrumentalities, as well as those rated as shown below by the following rating agencies:

INVESTMENT-GRADE SECURITIES


                             LONG-TERM            SHORT-TERM
RATING AGENCY                DEBT SECURITY        DEBT SECURITY
 Standard & Poor's (S&P)     At least BBB         At least A-3 or SP-2
---------------------------------------------------------------------------------
 Moody's Investors
 Service, Inc. (Moody's)     At least Baa         At least Prime-3 or MIG 4/VMIG4



The Funds may also invest in securities unrated by these agencies if Columbia determines the security to be of equivalent investment quality to an investment-grade security. Investment-grade securities are subject to some credit risk. Bonds in the lowest-rated investment-grade category have speculative characteristics. Changes in economic conditions or other circumstances are more likely to weaken the ability of the issuer to make principal and interest payments on these bonds than is the case for high-rated bonds. Discussion concerning the risks of investing in non-investment-grade bonds can be found in the description of the High Yield Fund. In addition, the ratings of securities provided by Moody's and S&P are estimates by the rating agencies of the credit quality of the securities. The ratings may not take into account every risk related to whether interest or principal will be repaid on a timely basis. See the Statement of Additional Information for a complete discussion of bond ratings.


NON-DIVERSIFIED RISK.
The Oregon Municipal Bond Fund and the Technology Fund are "non-diversified," which means that they may invest a greater percentage of their assets in the securities of a single issuer. As a result, they may be more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be.

FOREIGN INVESTMENTS.

Foreign equity securities include common stock and preferred stock, including securities convertible into equity securities, American Depositary Receipts
(ADRs) and Global Depositary Receipts (GDRs). ADRs in registered form are dollar-denominated securities designed for use in the U.S. securities markets. ADRs are sponsored and issued by domestic banks, and they represent and may be converted into underlying foreign securities deposited with the domestic bank or a correspondent bank. ADRs do not eliminate the risks inherent in investing in the securities of foreign issuers. GDRs are receipts representing an arrangement with a major foreign bank similar to that for ADRs. GDRs are not necessarily denominated in the currency of the underlying security.


Foreign equity securities, which are generally denominated in foreign currencies, involve risks not typically associated with investing in domestic securities. Foreign securities may be subject to foreign taxes that would reduce their effective yield. Certain foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes is recoverable, the unrecovered portion of any foreign withholding taxes would reduce the income a Fund receives from its foreign investments. In addition, to the extent that the securities are denominated in a foreign currency, the value of a Fund invested in foreign securities will fluctuate as a result of changes in the exchange rates between the U.S. dollar and the currencies in which foreign securities are denominated.

Foreign investments involve other risks, including possible political or economic instability of the country of the issuer, the difficulty of predicting international trade patterns, and the possibility of the currency exchange controls. Foreign securities may also be subject to greater fluctuations in price than domestic securities. There may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing, and financial reporting standards comparable to those of domestic companies.

DERIVATIVES.
Certain Funds may also invest in stock futures and option contracts, which are traditional types of derivatives. A derivative is a financial contract whose value is based on (or "derived" from) a traditional security (such as a stock or bond), an asset (such as a commodity like gold), or a market index (such as the S&P 500 Index). Losses (or gains) involving derivatives can sometimes be substantial. Some forms of derivatives, such as exchange-traded futures and options on securities,

                                                         MORE  ABOUT  THE  FUNDS
commodities, or indexes, have been trading on regulated exchanges for more than two decades. These types of derivatives are standardized contracts that can easily be bought and sold, and whose market values are determined and published daily. Non-standardized derivatives, on the other hand, tend to be more specialized or complex and may be harder to value. If used for speculation or as leveraged investments, derivatives can carry considerable risk. The Funds will not use derivatives for speculative purposes or as leveraged investment that may magnify gains or losses.


ZERO-COUPON SECURITIES.

The High Yield Fund and the municipal bond funds intend to invest in debt securities structured as zero-coupon securities. A zero-coupon security has no cash-coupon payments. Instead, the issuer sells the security at a substantial discount from its maturity value. The interest equivalent received by the investor from holding this security to maturity is the difference between the maturity value and the purchase price. Zero-coupon securities are more volatile than cash pay securities. A Fund accrues income on these securities prior to the receipt of cash payments. Each Fund intends to distribute substantially all of its income to its shareholders to qualify for pass-through treatment under the tax laws and may, therefore, need to use its cash reserves to satisfy distribution requirements.


MORTGAGE RELATED SECURITIES AND COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). The Short Term Bond Fund, the Balanced Fund and the Fixed Income Securities Fund may also invest in mortgage related securities and CMOs. Investments in mortgage related securities and CMOs are subject to risks relating to cash flow uncertainty; that is, the risk that actual prepayment on the underlying mortgages will not correspond to the prepayment rate assumed by the Fund (prepayment risk). Unscheduled or early payments on the underlying mortgages may shorten the securities' effective maturities and reduce their growth potential. A decline in interest rates may lead to a faster rate of repayment of the underlying mortgage and expose the Fund to a lower rate of return on reinvestment. To the extent that mortgage-backed securities are held by a Fund, the prepayment right of mortgages may limit the increase in net asset value of the Fund because the value of the mortgage-backed securities held by the Fund may not appreciate as rapidly as the price of the non-callable debt securities.

ALTERNATIVE MINIMUM TAX.
If you are subject to the federal alternative minimum tax, you should be aware that up to 10% of each of the Municipal Bond Funds' net assets may be invested in debt securities, the interest on which is subject to the alternative minimum tax.

FOR YOUR INFORMATION

You can find additional information on the Funds in the following documents:

ANNUAL AND SEMIANNUAL REPORTS.
While the Prospectus describes the Funds' potential investments, these reports detail the Funds' actual investments as of the report date. The reports include a discussion by Fund management of recent market conditions, economic trends, and Fund strategies that significantly affected Fund performance during the reporting period.

STATEMENT OF ADDITIONAL INFORMATION ("SAI").
The SAI supplements the Prospectus and contains further information about each Fund and its investment restrictions, risks and policies.

A current SAI for the Funds is on file with the Securities and Exchange Commission and is incorporated into this Prospectus by reference, which means it is considered part of this Prospectus. You can get free copies of the current annual/semiannual report and SAI, request other information, and discuss your questions about the Funds by contacting the Funds at:

                   COLUMBIA FUNDS

                   Columbia Financial Center

                   1301 S.W. Fifth Avenue
                   Portland, Oregon 97201
                   Telephone:    Portland (503) 222-3606
                                 Nationwide 1-800-547-1707
                                 www.columbiafunds.com

Information about the Funds (including the SAI) can be reviewed and copied at the SEC's Public Reference room in Washington, D.C. Information about the operation of the public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports and other information regarding the Funds are also on the SEC's Internet site at http://www.sec.gov; copies of this information may be obtained, after paying a duplicating fee, by electronic request at the SEC's e-mail address of publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

SEC file number:  811-6341 (CCSF)
                  811-1449 (CGF)
                  811-7024 (CISF)
                  811-4362 (CSF)
                  811-7671 (CSCF)
                  811-8256 (CREF)
                  811-10159 (CTF)
                  811-10161 (CSVF)
811-6338 (CBF)
811-4842 (CSTB)
811-3581 (CFIS)
811-7832 (CNBF)
811-3983 (CMBF)
811-7834 (CHYF)
811-2507 (CDIC)

A TRADITION OF EXCELLENCE

The Columbia Family of Funds was founded in 1967 with the introduction of Columbia Growth Fund. At that time, Columbia Growth was just one of a small number of no-load funds. Today, Columbia is proud to offer a choice of 15 no-load funds designed to provide the diversity, low cost and growth opportunities that investors seek to meet the future with greater confidence. Based in the heart of the Pacific Northwest, Columbia Funds Management Company and its affiliates, Columbia Management Company and Columbia Trust Company, have grown to become one of the largest investment managers in the region. Columbia provides investment management services through mutual funds, retirement plans and private accounts for institutions and high net worth individuals.


                             Not part of Prospectus

                            [BIRD IN CIRCLE SYMBOL]

                                 COLUMBIA FUNDS
              -- 1301 S.W. Fifth Avenue, Portland, Oregon 97201 --


                                 -- DIRECTORS --
                                 James C. George
                              J. Jerry Inskeep, Jr.
                               Patrick J. Simpson
                              Richard L. Woolworth


                            -- INVESTMENT ADVISOR --
                        COLUMBIA FUNDS MANAGEMENT COMPANY
                             1300 S.W. Sixth Avenue
                             Portland, Oregon 97201


                               -- LEGAL COUNSEL --
                                 STOEL RIVES LLP
                        900 S.W. Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268


                          -- INDEPENDENT ACCOUNTANTS --
                           PRICEWATERHOUSECOOPERS LLP
                       1300 S.W. Fifth Avenue, Suite 3100
                             Portland, Oregon 97201


                              -- TRANSFER AGENT --
                             COLUMBIA TRUST COMPANY
                             1301 S.W. Fifth Avenue
                             Portland, Oregon 97201




                           COLUMBIA FINANCIAL CENTER
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